Exhibit 10.1



                              AMENDED AND RESTATED
                                 LOAN AGREEMENT



                              BANK OF AMERICA, N.A.

                      $5,000,000 REVOLVING CREDIT FACILITY

                $20,000,000 ACQUISITION REVOLVING CREDIT FACILITY

                                       and

                         $20,000,000 TERM LOAN FACILITY

                                   PROVIDED TO

                           NATIONAL DENTEX CORPORATION

                                       and

                         GREEN DENTAL LABORATORIES, INC.

                                 August 9, 2005


                                                                                                                 PAGE

1.       The Credit Facility; Advances............................................................................2
         (a)      The Credit Facility.............................................................................2
         (b)      Advances........................................................................................2

2.       Interest; Payments; Fees; Borrowing......................................................................3
         (a)      Interest........................................................................................3
         (b)      Payments........................................................................................4
         (c)      Additional Payments.............................................................................5
         (d)      Notice of Borrowing.............................................................................5
         (e)      Special Provisions Governing Loans..............................................................6
         (f)      Increased Capital Costs........................................................................12
         (g)      Taxes..........................................................................................12

3.       Letters of Credit.......................................................................................13
         (a)      Issuance.......................................................................................13
         (b)      Notice of Proposed Issuance....................................................................13
         (c)      Conditions to Issuance.........................................................................14
         (d)      Expiry Dates...................................................................................14
         (e)      Drawings.......................................................................................14
         (f)      Reimbursement by the Borrowers.................................................................14
         (g)      Exculpatory Provisions.........................................................................15
         (h)      Indemnification by Borrowers...................................................................15

4.       Definitions.............................................................................................16

5.       Representations and Warranties..........................................................................23
         (a)      Organization...................................................................................23
         (b)      Authority......................................................................................23
         (c)      Approvals; Compliance with Statutes, Etc.......................................................24
         (d)      Valid Obligations..............................................................................24
         (e)      Assets.........................................................................................25
         (f)      Agreements.....................................................................................25
         (g)      Insurance......................................................................................25
         (h)      Litigation and Other Proceedings...............................................................25
         (i)      Labor Matters..................................................................................26
         (j)      ERISA..........................................................................................26
         (k)      Financial Statements...........................................................................26
         (l)      Projections....................................................................................27
         (m)      Taxes..........................................................................................27
         (n)      Investments....................................................................................27
         (o)      Investment Company.............................................................................27
         (p)      Equity Structure...............................................................................28
         (q)      Consolidated Total Funded Debt.................................................................28
         (r)      Patents, Copyrights and Trademarks.............................................................28
         (s)      Representations Accurate.......................................................................28

6.       Covenants...............................................................................................29
         (a)      Payments.......................................................................................29
         (b)      Intentionally omitted..........................................................................29
         (c)      Financial Report...............................................................................29
         (d)      Other Financial Reports  Dentex will also furnish, or cause to be furnished, to the Bank:......30
         (e)      Maintain Rights  Each Borrower shall:..........................................................30
         (f)      No Transfers...................................................................................31
         (g)      No Mergers.....................................................................................32
         (h)      Payment of Taxes...............................................................................32
         (i)      Guaranties.....................................................................................32
         (j)      Agreements.....................................................................................32
         (k)      Investments....................................................................................33
         (l)      Property.......................................................................................33
         (m)      Books and Records..............................................................................33
         (n)      Notices........................................................................................34
         (o)      Liens..........................................................................................35
         (p)      Modifications..................................................................................36
         (q)      Additional Indebtedness........................................................................36
         (r)      Payments to Affiliated Persons.................................................................36
         (s)      Minimum Consolidated Net Worth.................................................................37
         (t)      Fixed Charge Coverage Ratio....................................................................37
         (u)      Maximum Consolidated Total Funded Debt to Consolidated EBITDA..................................37
         (v)      Minimum Consolidated EBITDA....................................................................37
         (w)      Bank Accounts..................................................................................37
         (x)      Further Assurances.............................................................................38

7.       Conditions of Closing...................................................................................38
         (a)      Amended and Restated Line of Credit Notes; Term Note...........................................38
         (b)      Warranties and Covenants.......................................................................38
         (c)      Closing Certificate............................................................................38
         (d)      Financial Statements...........................................................................39
         (e)      Annual Report..................................................................................39
         (f)      Valuation Report...............................................................................39
         (g)      No Adverse Change..............................................................................39
         (h)      Closing Fees and Legal Expenses................................................................39
         (i)      Legal Opinions.................................................................................40
         (j)      Projections....................................................................................40
         (k)      Approvals......................................................................................40
         (l)      Legality of Transactions.......................................................................40
         (m)      Proof of Corporate Action; Good Standing.......................................................40
         (n)      Payoff and Release Confirmation................................................................41
         (o)      Organizational and Capital Structure...........................................................41
         (p)      Lien Searches..................................................................................41
         (q)      Other Searches.................................................................................41

8.       Conditions of Making Subsequent Advances................................................................41
         (a)      Representations and Warranties.................................................................42
         (b)      Performance....................................................................................42
         (c)      Acquisitions...................................................................................42

9.       Events of Default.......................................................................................43
         (a)      Representations and Warranties.................................................................43
         (b)      Covenants......................................................................................44
         (c)      Acceleration...................................................................................44
         (d)      Loan Documents.................................................................................44
         (e)      Voluntary Bankruptcy...........................................................................44
         (f)      Involuntary Bankruptcy.........................................................................45
         (g)      Seizure of Assets..............................................................................45
         (h)      Judgments......................................................................................45
         (i)      Liens..........................................................................................45
         (j)      Casualty Loss..................................................................................45
         (k)      Qualified Audit Report.........................................................................46
         (l)      Change of Control..............................................................................46
         (m)      ERISA..........................................................................................46

10.      Remedies................................................................................................47

11.      Joint and Several Liability.............................................................................48

12.      Miscellaneous...........................................................................................49
         (a)      Waivers........................................................................................49
         (b)      Delays.........................................................................................49
         (c)      Notices........................................................................................50
         (d)      Set-Off........................................................................................50
         (e)      Jurisdiction; Waiver of Jury Trial.............................................................50
         (f)      Usury..........................................................................................51
         (g)      Execution......................................................................................52
         (h)      Governing Law..................................................................................52
         (i)      Fees; Indemnification..........................................................................52
         (j)      Binding Nature.................................................................................52
         (k)      Assignment; Participations; Pledge to Federal Reserve..........................................52
         (l)      Under Seal.....................................................................................53
         (m)      Use of Proceeds................................................................................54
         (n)      Confidentiality................................................................................54


                                    EXHIBITS



----------------- ---------------------------------------------
    EXHIBIT                           FORM
----------------- ---------------------------------------------
       A          Form of Amended and Restated First Line of
                  Credit Note
----------------- ---------------------------------------------
       B          Form of Amended and Restated Second Line of
                  Credit Note
----------------- ---------------------------------------------
       C          Form of Term Note
----------------- ---------------------------------------------
       D          Form of Compliance Certificate
----------------- ---------------------------------------------
       E          Form of Joinder Agreement
----------------- ---------------------------------------------

                                    SCHEDULES


Schedule 5(a)          Jurisdictions of Business Qualification of the Borrowers

Schedule 5(b)          Authority

Schedule 5(c)          Approvals

Schedule 5(e)          Assets and Properties; Liens

Schedule 5(g)          Insurance

Schedule 5(h)          Litigation and Other Proceedings

Schedule 5(i)          Labor Matters

Schedule 5(m)          Taxes

Schedule 5(n)          Investments

Schedule 5(p)          Equity Structure of Borrowers

Schedule 5(q)          Funded Debt

Schedule 5(r)          Patents and Trademarks

Schedule 6(v)          Bank Accounts

                              BANK OF AMERICA, N.A.
                               100 Federal Street
                           Boston, Massachusetts 02110


                                 August 9, 2005

David L. Brown, President and
   Chief Executive Officer
National Dentex Corporation
526 Boston Post Road
Wayland, MA 01778

          Re:     LOAN AGREEMENT

Dear Mr. Brown:

         This Amended and Restated Loan Agreement (the "AGREEMENT") is made as of August 9, 2005, by and among (a)(i) National Dentex Corporation, a Massachusetts corporation ("DENTEX") and (ii) Green Dental Laboratories, Inc., an Arkansas corporation ("GREEN" and, collectively with Dentex, the "BORROWERS"), and (b) Bank of America, N.A., organized and existing under the laws of the United States (the "Bank").

         WHEREAS, Dentex and the Bank are party to that certain Loan Agreement dated as of June 30, 2004 (the "EXISTING LOAN Agreement") consisting of a $5,000,000 revolving credit facility and a $20,000,000 acquisition revolving credit facility;

         WHEREAS, Dentex requested the Bank's consent to draw $20,000,000 under the acquisition revolving credit facility to finance in part Dentex's purchase of all of the issued and outstanding capital stock of Green;

         WHEREAS, the Bank consented to Dentex's use of the acquisition revolving credit facility to finance in part the purchase of all of the issued and outstanding capital stock of Green; and

         WHEREAS, the Bank, Dentex and Greeen have agreed to amend and restate the Existing Loan Agreement to, among other things: (a) add a new term loan facility in the aggregate principal amount of $20,000,000; (b) use the proceeds of such term loan to repay the acquisition revolving credit facility; and (c) include Green as a borrower thereunder.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (these recitals being an integral part of this Loan Agreement) the parties hereto hereby agree that the Existing Loan Agreement is amended and restated in its entirety as follows:

1. THE CREDIT FACILITY; ADVANCES.

         (a) THE CREDIT FACILITY. The Credit Facility shall consist of the following:(i) a revolving line of credit (the "FIRST LINE OF CREDIT") in an amount equal to $5,000,000, available until the day prior to, and due and payable on, the Lines of Credit Termination Date (as hereinafter defined); the First Line of Credit shall include a sublimit for the issuance, on the terms and conditions set forth in this Agreement, of letters of credit for the Borrowers' account, PROVIDED that the Bank's LC Exposure (as hereinafter defined) at any time shall not exceed $1,500,000. Advances under the First Line of Credit may be used by the Borrowers for their general corporate purposes, to refinance existing indebtedness and for the issuance of Letters of Credit.

                  (ii) a revolving line of credit (the "SECOND LINE OF CREDIT") in an amount equal to $20,000,000, available until the day prior to, and due and payable on, the Lines of Credit Termination Date (The First Line of Credit and the Second Line of Credit may collectively hereinafter be referred to as the "LINES OF CREDIT"). Advances under the Second Line of Credit may be used by the Borrowers solely to fund acquisitions by the Borrowers in accordance with
Section 8 and the other terms and conditions hereof.

                  (iii) a term loan in the principal amount of $20,000,000 (the "TERM LOAN") to be funded by the Bank on the Closing Date. The Borrowers, jointly and severally, promise to pay to the Bank the principal amount of the Term Loan in consecutive installments on the last day of each calendar month, in an amount calculated on the basis of a seven (7) year amortization schedule, commencing on August 9, 2005, with a final payment on the Term Loan Termination Date in an amount equal to the unpaid balance of the Term Loan. The proceeds of the Term Loan shall be applied on the Closing Date solely to the repayment of the Second Line of Credit. No amount repaid with respect to the Term Loan may be reborrowed.

         (b) ADVANCES

After the Closing, advances under the Lines of Credit may be made, from time to time, until the day prior to the Lines of Credit Termination Date, in such amounts as the Borrowers may request; PROVIDED that in the case of the First Line of Credit the aggregate principal amount of all advances at any time outstanding under the First Line of Credit (after giving effect to all amounts requested) PLUS the aggregate LC Exposure at such time, shall not exceed $5,000,000; and in the case of the Second Line of Credit, the aggregate principal amount of all advances at any time outstanding under the Second Line of Credit (after giving effect to all amounts requested) shall not exceed $20,000,000, provided that any such advances under the Second Line of Credit are subject to the provisions set forth in Section 8(c) and 6(k) hereof; and PROVIDED, FURTHER, that at the time the Borrowers request an advance under the Lines of Credit and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing. Subject to the terms of this Agreement, advances under the First Line of Credit, once repaid, may be reborrowed; advances under the Second Line of Credit, once repaid, may be reborrowed, subject to the provisions set forth in Section 8(c) and 6(k) hereof. If at any time the outstanding principal amount of the advances under a Line of Credit exceeds the amount determined by reference to the limits set forth in the first sentence of this Section 1(b), the Borrowers shall promptly pay an amount equal to such excess to the Bank.

         2. INTEREST; PAYMENTS; FEES; BORROWING.

         (a) INTEREST. Each advance, from time to time, under either Line of Credit, and the Term Loan or any portion thereof as applicable shall bear interest (i) at an annual rate equal to the Prime Rate (as hereinafter defined) plus the Applicable Margin with respect thereto as in effect from time to time (in which case such advance or Term Loan or portion thereof, as applicable, shall be designated as a "PRIME RATE LOAN"), (ii) at the option of the Borrowers, at the LIBOR Lending Rate for the applicable Interest Period plus the Applicable Margin with respect thereto as in effect from time to time (in which case such advance or Term Loan or portion thereof, as applicable, shall be designated as a "LIBOR RATE LOAN"), (iii) at the option of the Borrowers, at the Cost of Funds Rate for the applicable Interest Period plus the Applicable Margin with respect thereto as in effect from time to time (in which case such advance or Term Loan or portion thereof, as applicable, shall be designated as a "COST OF FUNDS RATE LOAN"); or (iv) at the option of the Borrowers, at a fixed rate equal to the rate announced by the Bank on the date of the Notice of Borrowing or on the date of any conversion of a Loan to such fixed rate (in which case such advance or Term Loan or portion thereof, as applicable, shall be designated as a "FIXED RATE LOAN"). If any such interest rate is unlawful, then the rate shall be the highest rate permitted under applicable law. Interest shall be payable (i) in the case of Prime Rate Loans and Fixed Rate Loans, in arrears on the first (1st) Business Day of each month, (ii) in the case of LIBOR Rate Loans and Cost of Funds Rate Loans, on the Interest Payment Dates applicable thereto, and (iii) in the case of any advance, when such advance shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount so due or converted. Each change in the rate of interest payable on the Prime Rate Loans shall take effect simultaneously with the corresponding change in the Prime Rate. After the occurrence and during the continuance of a Default or Event of Default and until such Default or Event of Default has been cured, remedied or waived by the Bank, the principal amount of the Lines of Credit and the Term Loan shall bear interest at the annual rate of two percent (2%) above the Prime Rate, or, if such rate is unlawful, the highest rate permitted under applicable law (the "POST-DEFAULT RATE"). Any amounts overdue under this Agreement shall bear interest at the Post-Default Rate. Interest at the Post-Default Rate shall be payable on demand. (b) PAYMENTS. All payments received by the Bank from any of the Borrowers, except for the payments referred to in Subsection (c) below and regularly scheduled payments of the Term Loan under Section 1(a)(iii) hereof, shall be applied first to expenses due hereunder, then to accrued interest and then to principal. Upon the occurrence and during the continuance of an Event of Default hereunder, however, payments may be applied in such manner as the Bank may, in its sole discretion, determine. All computations of interest shall be made on the basis of a 360-day year. Advances under the Lines of Credit shall be evidenced by this Agreement, the records of the Bank and, (i)(A) with respect to the First Line of Credit, a promissory note in the form of Exhibit A hereto (the "AMENDED AND RESTATED FIRST LINE OF CREDIT NOTE"), and (B) with respect to the Second Line of Credit, a promissory note in the form of Exhibit B hereto (the "AMENDED AND RESTATED SECOND LINE OF CREDIT NOTE"), each due on the Lines of Credit Termination Date (references in this Agreement to the term "Amended and Restated Line of Credit Note" shall, except where the context does not otherwise permit, be deemed to apply to both the Amended and Restated First Line of Credit Note and the Amended and Restated Second Line of Credit Note); and (ii) with respect to the Term Loan, a promissory note in the form of Exhibit C hereto (the "TERM NOTE"), dated as of the Closing Date and due on the fifth (5th) anniversary of the Closing Date. The LC Reimbursement Obligations shall be evidenced by this Agreement, the records of the Bank and the Letters of Credit. The records of the Bank shall be prima facie evidence of the advances hereunder, the aggregate unpaid amount of the Term Loan and the LC Reimbursement Obligations and, in each case, of accrued interest thereon and of all payments made in respect thereof.

         All payments due to the Bank hereunder, under the Amended and Restated Line of Credit Notes or the Term Note shall be made in U.S. Dollars in immediately available funds at Bank of America, N.A., 100 Federal Street, Boston, MA 02110 or at such other address as the Bank may designate by notice to the Borrowers. A payment to the Bank shall not be deemed to have been made on any day unless such payment shall have been received by the Bank, at such address, in U.S. Dollars in immediately available funds, no later than 12:00 noon (Boston time) on such day.

         If any payment under this Agreement becomes due and payable on a day that is not a Business Day and this Agreement does not otherwise provide for such contingency, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to any payment of principal, interest thereon shall be payable at the then applicable rate during any such extension.

         (c) ADDITIONAL PAYMENTS. In addition to the amounts specified above, the Borrowers shall pay to the Bank the following in connection with the Credit Facility:(i) an unused facility fee equal to 1/8 of 1% per annum of the average unborrowed portion of the First Line of Credit (giving effect, without duplication, to the Bank's LC Exposure thereunder), such average to be computed for the three-month period preceding each Payment Date on which such unused facility fee is payable (or such longer or shorter period as has elapsed from the Closing Date to the first of such Payment Dates), payable quarterly in arrears on the last Payment Dates specified herein, commencing on the first such date following the Closing Date and on each Payment Date thereafter through the Lines of Credit Termination Date (with the last such fee payable on the Lines of Credit Termination Date);

(ii) a facility fee of $10,000.00 per annum for the Second Line of Credit, payable annually in advance on the last day of June in each year, commencing on June 30, 2004;

                  (iii) a Letter of Credit issuance fee equal to 1% of the original face amount of each Letter of Credit issued hereunder, payable at the time of issuance of such Letter of Credit; and

                  (iv) an audit fee of $1,000 for each field audit of the Borrower's books and records performed by the Bank, up to a maximum of $1,000 in audit fees for each 12-month period.

         (d) VOLUNTARY PREPAYMENTS OF COST OF FUNDS RATE LOANS, FIXED RATE LOANS AND PRIME RATE LOANS.

                           The  Borrowers  may,  upon notice to the Bank, at any
time or from time to time voluntarily prepay any Loan in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Bank not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of a Cost of Funds Rate Loan or a Fixed Rate Loan and (B) on the date of prepayment of a Prime Rate Loan; (ii) any prepayment of a Cost of Funds Rate Loan shall be in an integral multiple of (x) $500,000 in the case of Cost of Funds Rate Loans advanced under the First Line of Credit,
(y) $1,000,000 in the case of Cost of Funds Rate Loans advanced under the Second Line of Credit, and (z) $1,000,000 in the case of Cost of Funds Rate Loans of any portion of the Term Loan; and (iii) any prepayment of a Prime Rate Loan or a Fixed Rate Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the type(s) of Loan(s) to be prepaid. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon. Any prepayment of a Fixed Rate Loan shall be accompanied by such accrued interest, together with any Redeployment Costs required pursuant to
Section 2(g).

         (e) NOTICE OF BORROWING. Whenever the Borrowers elect to obtain a LIBOR Rate Loan or Cost of Funds Rate Loan or Fixed Rate Loan under either of the Lines of Credit or in respect of the Term Loan or any portion thereof, they may request that the Bank provide quotes as of any specified date as to the LIBOR Lending Rate or Cost of Funds Rate Loan or Fixed Rate Loan for any or all Interest Periods, and the Bank shall promptly provide such quotes. The Borrowers shall give the Bank prior telecopied or telephone notice, on a Business Day, (i) not later than 10:00 a.m. (Boston time) on the day of any advance with respect to a Prime Rate Loan or Fixed Rate Loan and (ii) not later than 10:00 a.m. (Boston time) at least two (2) Business Days prior to the day of any advance with respect to a LIBOR Rate Loan or Cost of Funds Rate Loan. Each such notice shall be irrevocable once given and shall specify the principal amount of the advance to be made, the date of the advance (which shall be a Business Day), whether each advance is to be maintained as a Prime Rate Loan, Cost of Funds Rate Loan, LIBOR Rate Loan, or Fixed Rate Loan, and in the case of a LIBOR Rate Loan, Cost of Funds Rate Loan or Fixed Rate Loan, the Interest Period applicable thereto. If such notice is given by telephone, it shall be immediately confirmed in writing. In the event that the Borrowers at any time fail in such notice to specify any of the information required by this subsection to be given with respect to a LIBOR Rate Loan, Cost of Funds Rate Loan, or Fixed Rate Loan, then the Borrowers shall be deemed to have requested that the Bank make a Prime Rate Loan. All advances hereunder shall be disbursed by the Bank not later than 12:00 noon (Boston time) on the requested date therefor, in U.S. Dollars in immediately available funds, by credit to the Borrowers' operating account with the Bank.

         (f) SPECIAL PROVISIONS GOVERNING LOANS


         Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall govern with respect to any LIBOR Rate Loans or Cost of Funds Rate Loans (as applicable):



                  (i) REPAYMENT, CONTINUATION AND CONVERSION. Each LIBOR Rate Loan or Cost of Funds Rate Loan shall mature and, with respect to such Loans under the Lines of Credit, become payable in full on the last day of the Interest Period relating thereto. Upon maturity, a LIBOR Rate Loan or Cost of Funds Rate Loan may be continued for an additional Interest Period or may be converted to a Prime Rate Loan as provided in clause (ii) below.

                  (ii) CONTINUATION AND CONVERSION ELECTIONS. Subject to the provisions hereof, the Borrowers shall have the option (A) to convert at any time one or more integral multiples of $500,000 of its outstanding Prime Rate Loans under the First Line of Credit into one or more LIBOR Rate Loans, Cost of Funds Rate Loans or Fixed Rate Loans, (B) to convert at any time one or more integral multiples of $1,000,0000 of its outstanding Prime Rate Loans under the Second Line of Credit into one or more LIBOR Rate Loans, Cost of Funds Rate Loans or Fixed Rate Loans, (C) to convert at any time one or more integral multiples of $1,000,000 of its outstanding Prime Rate Loans under the Term Loan into one or more LIBOR Rate Loans, Cost of Funds Rate Loans, or Fixed Rate Loans, (D) effective on and as of the expiration date of the Interest Period of a LIBOR Rate Loan or Cost of Funds Rate Loan, to continue such loan LIBOR Rate Loan or Cost of Funds Rate Loan, respectively, as such, with an equivalent or different Interest Period, or (E) effective on and as of the expiration date of the Interest Period of a LIBOR Rate Loan or Cost of Funds Rate Loan, to convert such loan to a Prime Rate Loan; PROVIDED, HOWEVER, that (x) a LIBOR Rate Loan or Cost of Funds Rate Loans may only be continued pursuant to clause (D) above if the outstanding principal amount of such loan equals or exceeds $500,000 in the case a LIBOR Rate Loan or Cost of Funds Rate Loan advanced under the First Line of Credit, $1,000,000 in the case of a LIBOR Rate Loan or Cost of Funds Rate Loans advanced under the Second Line of Credit, or $1,000,000 in the case of LIBOR Rate Loan or Cost of Funds Rate Loans under the Term Loan; (y) no portion of the outstanding principal amount of any advance may be converted to, or continued as, a LIBOR Rate Loan or Cost of Funds Rate Loan when any Default or Event of Default has occurred and is continuing; and (z) no portion of the outstanding principal amount of any LIBOR Rate Loan or Cost of Funds Rate Loan may be converted to a LIBOR Rate Loan or Cost of Funds Rate Loan, respectively, of a different duration if such LIBOR Rate Loan or Cost of Funds Rate Loan relates to any Hedging Obligations unless the maturity of the relevant Hedging Obligations has been appropriately adjusted in a manner satisfactory to the Bank.

                                    The  Borrowers  shall  deliver  a notice  of
conversion/continuation to the Bank, on a Business Day, no later than 10:00 a.m. (Boston time) at least two (2) Business Days in advance of the proposed conversion/continuation date for a LIBOR Rate Loan or a Cost of Funds Rate Loan. A notice of conversion/continuation shall, in the case of a conversion to, or continuation of, a LIBOR Rate Loan or a Cost of Funds Rate Loan, be irrevocable and shall be given by the Borrowers to specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) whether the Loan to be converted/continued is a First Line of Credit Loan, Second Line of Credit Loan or the Term Loan or a portion thereof, (iii) the amount of the First or Second Line of Credit Loan or the Term Loan, or a portion thereof, to be converted/continued, (iv) (A) whether the First or Second Line of Credit Loan or portion of the Term Loan to be converted/continued is a Prime Rate Loan, Cost of Funds Rate Loan, LIBOR Rate Loan, or Fixed Rate Loan, and (B) whether the First or Second Line of Credit Loan or portion of the Term Loan into which such First or Second Line of Credit Loan is converted/continued is to be a Prime Rate Loan, Cost of Funds Rate Loan LIBOR Rate Loan, or Fixed Rate Loan, and (v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan or Cost of Funds Rate Loan, the requested Interest Period.

                                    In lieu of  delivering  the  above-described
notice, the Borrowers may give the Bank telephonic notice by the required time of any proposed conversion/continuation; PROVIDED that such notice shall be immediately confirmed in writing.

                                    If the  Borrowers  fail to give such  notice
with respect to a LIBOR Rate Loan or Cost of Funds Rate Loan at least two (2) Business Days before the last day of the then current Interest Period with respect thereto, the Borrowers shall be deemed to have delivered to the Bank a notice to convert such Loan into a Prime Rate Loan and such loan shall, on such last day, automatically convert into a Prime Rate Loan. Any notice of conversion/continuation given pursuant to this subsection shall be irrevocable on and after the date of delivery thereof to the Bank, and the Borrowers shall be bound to convert or continue in accordance therewith.

                           (iii) DETERMINATION AND NOTICE OF LIBOR LENDING RATE,
COST OF FUNDS RATE OR FIXED RATE. Promptly after receipt of notice from the Borrowers that they wish to elect a LIBOR Rate Loan, Cost of Funds Rate Loan, or Fixed Rate Loan, the Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the applicable LIBOR Lending Rate, Cost of Funds Rate, or Fixed Rate, as applicable, which rate shall apply to the LIBOR Rate Loans, Cost of Funds Rate Loans, or Fixed Rate Loans, as applicable, for which an interest rate is then being determined for the applicable Interest Period, and shall promptly give notice thereof (in writing or by telephone and confirmed in writing) to the Borrowers.

                           (iv) Basis for Determining  Interest Rate Inadequate.
If the Bank shall have determined that:

                                   (A)  U.S.  Dollar  deposits  in the  relevant
amount and for the relevant Interest Period are not available to the Bank in the London interbank market,

                                   (B) by reason of circumstances  affecting the
Bank in the London interbank market, adequate means do not exist for ascertaining the LIBOR Lending Rate applicable hereunder to LIBOR Rate Loans of any duration, or

                                   (C)  the   LIBOR   Lending   Rate  no  longer
adequately reflects the Bank's cost of funding LIBOR Rate Loans of any duration, then, upon notice from the Bank to the Borrowers and until the Bank shall notify the Borrowers that the circumstances causing such suspension no longer exist,
(1) the obligations of the Bank under this Agreement to make or continue any Loans as, or to convert any Loans into, LIBOR Rate Loans of such duration shall forthwith be suspended and (2) each affected outstanding LIBOR Rate Loan shall be converted into a Prime Rate Loan on the last day of the then current Interest Period applicable thereto.


                  (v) LIBOR RATE LENDING UNLAWFUL. If the Bank shall determine (which determination shall, upon notice thereof to the Borrowers, be conclusive and binding on the Borrowers, absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain any LIBOR Rate Loan as, or to convert any loan into, a LIBOR Rate Loan of a certain duration, the obligations of the Bank to make, continue, maintain or convert into any such LIBOR Rate Loans shall, upon such determination, forthwith be suspended until the Bank shall notify the Borrowers that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into Prime Rate Loans on the last day of the then current Interest Periods applicable thereto or sooner, if required by such law or assertion.

                  (vi) VOLUNTARY PREPAYMENT OF LIBOR RATE LOANS. LIBOR Rate Loans in connection with which the Borrowers have entered into Hedging Obligations with the Bank may not be prepaid; other LIBOR Rate Loans may be prepaid only upon the terms and conditions set forth herein. The Borrowers shall give the Bank, no later than 10:00 a.m. (Boston time), at least four (4)
Business Days' notice of any proposed prepayment of any LIBOR Rate Loans, specifying the proposed date of payment of such LIBOR Rate Loans, and the principal amount to be paid. Each partial prepayment of the principal amount of LIBOR Rate Loans shall be in an integral multiple of (x) $500,000 in the case of LIBOR Rate Loans advanced under the First Line of Credit, (y) $1,000,000 in the case of LIBOR Rate Loans advanced under the Second Line of Credit, and (z) $1,000,000 in the case of LIBOR Rate Loans of any portion of the Term Loan, and accompanied by the payment of all charges outstanding on such LIBOR Rate Loans and of all accrued interest on the principal repaid to the date of payment.

         Borrowers acknowledge that prepayment or acceleration of a LIBOR Rate Loan during an Interest Period shall result in the Bank incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of LIBOR Rate Loans shall be accompanied by, and the Borrowers hereby jointly and severally promise to pay, on each date a LIBOR Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (the "LIBOR PREPAYMENT FEE") determined by the Bank pursuant to the following formula:

                                    (1)     the  then   current  rate  for  U.S.
                                            Treasury   securities  (bills  on  a
                                            discounted  basis shall be converted
                                            to  a   bond   equivalent)   with  a
                                            maturity  date closest to the end of
                                            the  Interest  Period  as  to  which
                                            prepayment is made, SUBTRACTED FROM

                                    (2)     the LIBOR Lending Rate applicable to
                                            the LIBOR Rate Loan  being  prepaid,
                                            PLUS 1.5%.

                  If the result of this calculation is zero or a negative number, then there shall be no LIBOR Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

                                    (3)     the amount of the LIBOR Rate Loan
                                            being  prepaid.

                  The resulting amount shall be divided by:

                                    (4)     360

                   and multiplied by:

                                    (5)     the number of days  remaining in the
                                            Interest Period as to which the
                                            prepayment  is being made.

                   Said amount shall be reduced to present value calculated by using the referenced U.S. Treasury securities rate and the number of days remaining on the Interest Period for the LIBOR Rate Loan being prepaid.

         The  resulting  amount  of  these   calculations  shall  be  the  LIBOR
Prepayment Fee.

                           (vii)   INDEMNITIES.   In   addition   to  the  LIBOR
Prepayment Fee, the Borrowers agree to reimburse the Bank
(without duplication) for any increase in the cost to the Bank, or reduction in the amount of any sum receivable by the Bank, in respect, or as a result of:

                                   (A) any conversion or repayment or prepayment
of the principal amount of any LIBOR Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2(e)(vi) or otherwise;

                                   (B) any Loan not being  made as a LIBOR  Rate
Loan in accordance with the borrowing request therefor;

                                   (C) any LIBOR  Rate Loan not being  continued
as,  or   converted   into,   a  LIBOR   Rate  Loan  in   accordance   with  the
continuation/conversion notice therefor; or

                                   (D) any  costs  associated  with  marking  to
market any Hedging Obligations that (in the reasonable determination of the Bank) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2(e)(vi) or otherwise.

         The Bank shall promptly notify the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers to the Bank within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers. The Borrowers understand, agree and acknowledge the following: (i) the Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) the LIBOR Rate may be used merely as a reference in determining such rate; and (iii) the Borrowers have accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Prepayment Fee, and other funding losses incurred by the Bank. Borrowers further agree to pay the LIBOR Prepayment Fee and other funding losses, if any, whether or not the Bank elects to purchase, sell and/or match funds.

                           (viii)  INCREASED  COSTS.  If on or  after  the  date
hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                                   (A) shall  subject the Bank to any tax,  duty
or other charge with respect to its LIBOR Rate Loans or Letters of Credit issued by it or its obligation to make LIBOR Rate Loans or issue Letters of Credit, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its LIBOR Rate Loans or any other amounts due under this Agreement in respect of its LIBOR Rate Loans or the Letters of Credit or its obligation to make LIBOR Rate Loans or issue Letters of Credit (except for the introduction of, or change in the rate of, tax on the overall net income of the Bank or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Bank is organized or in which the Bank's principal executive office is located); or

                                   (B) shall impose,  modify or deem  applicable
any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting its LIBOR Rate Loans or Letters or Credit issued by it or its obligation to make LIBOR Rate Loans or issue Letters of Credit;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Rate Loan or issuing any Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank under this Agreement with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, the Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         (g) VOLUNTARY PREPAYMENT OF FIXED RATE LOANS.

         Borrowers acknowledge that prepayment of a Fixed Rate Loan prior to the end of the applicable Interest Period shall result in the Bank incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of Fixed Rate Loans shall be accompanied by, and the Borrowers hereby jointly and severally promise to pay, on each date a Fixed Rate Loan is prepaid, in addition to all other sums then owing, the Bank's (i) cost of obtaining funds for the Fixed Rate Loan that is the subject of such prepayment for the period from the date of such prepayment to the last day of the Interest Period in effect (or that would have been in effect) for such Fixed Rate Loan over (ii) the amount of interest likely to be realized by the Bank in redeploying the funds released or not utilized by reason of such prepayment for such period. A certificate of the Bank setting forth any amount or amounts which the Bank is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.

         (h) INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank, or person controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling person's capital as a consequence of its commitments or the Loans made or Letters of Credit issued by the Bank is reduced to a level below that which the Bank or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Bank to the Borrowers, the Borrowers shall immediately pay directly to the Bank additional amounts sufficient to compensate the Bank or such controlling person for such reduction in rate of return. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, the Bank may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.(i) TAXES. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will:(i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Bank an official receipt or other
documentation   satisfactory  to  the  Bank  evidencing  such  payment  to  such authority; and

                  (iii) pay to the Bank such additional amount or amounts as are necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

         Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Borrowers will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had such Taxes not been asserted.

         If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Bank the required receipts or other required documentary evidence, the Borrowers shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

         3. LETTERS OF CREDIT.

         (a) ISSUANCE. The Bank agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit hereunder (each a "LETTER OF CREDIT") at the request of the Borrowers from time to time prior to the date that is 30 days before the Lines of Credit Termination Date; provided that, immediately after each such Letter of Credit is issued, (i) the LC Exposure shall not exceed $1,500,000, and (ii) the sum of the outstanding principal amount of all First Line of Credit Loans plus the LC Exposure shall not exceed $5,000,000. All Letters of Credit issued and outstanding under the Existing Loan Agreement, on and as of the Closing Date shall become Letters of Credit hereunder.(b) NOTICE OF PROPOSED ISSUANCE. With respect to each Letter of Credit, the Borrowers shall give the Bank at least two (2) Business Days' prior notice (i) specifying the date such Letter of Credit is to be issued and (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions to be supported thereby.(c) CONDITIONS TO ISSUANCE. The Bank shall not issue any Letter of Credit unless:(i) such Letter of Credit shall be reasonably satisfactory in form and substance to the Bank,

                  (ii) the Borrowers shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Bank shall have reasonably requested, and

                  (iii) the conditions specified in Sections 7 and 8 hereof shall have been satisfied at or prior to the time such Letter of Credit is to be issued.

         (d) EXPIRY DATES. No Letter of Credit shall have an expiry date later than the fifth (5th) Business Day before the Lines of Credit Termination Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the anniversary of the date of such issuance; provided that the expiry date of any Letter of Credit may be extended from time to time at the Borrowers' request and with the Bank's consent for a period not exceeding one year.


         (e) DRAWINGS. If the Bank receives a demand for payment under any Letter of Credit issued by it and determines that such demand should be honored, the Bank shall (i) make such payment in accordance with the terms of such Letter of Credit and (ii) reasonably promptly notify the Borrowers as to the amount paid by the Bank as a result of such demand and the date of such payment (an "LC PAYMENT DATE").


         (f) REIMBURSEMENT BY THE BORROWERS. If any amount is drawn under any Letter of Credit, the Borrowers irrevocably and unconditionally agree to reimburse the Bank for such amount together with any and all reasonable charges and expenses which the Bank may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which the Bank notifies the Borrowers of such drawing, whichever is later; provided that, if such notice is given after 12:00 noon (Boston time) on the later of such dates, such reimbursement shall be due and payable on the next following Business Day (the date on which it is due and payable being an "LC REIMBURSEMENT DUE DATE").

         In addition, the Borrowers agree to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, at a rate per annum equal to the Applicable Margin with respect to the LIBOR Rate Loans as in effect on such day. The Borrowers also agree to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this subsection (f), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, at a rate per annum equal to the sum of the Prime Rate for such day PLUS 2.0% (or, if such rate is unlawful, the highest rate permitted under applicable law).

         (g) EXCULPATORY PROVISIONS. The obligations of the Borrowers under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Bank, any beneficiary of any Letter of Credit or any other person. The Borrowers assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. Neither the Bank nor any of its officers, directors, employees and agents shall be responsible for, and the obligations of the Borrowers to reimburse the Bank for drawings pursuant to this
Section 3 (other than obligations resulting solely from the gross negligence or willful misconduct of the Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit; or (iv) any dispute between or among the Borrowers, any beneficiary of any Letter of Credit or any other person or any claims or defenses whatsoever of the Borrowers or any other person against any beneficiary of any Letter of Credit. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the Bank in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding on the Borrowers and shall not place the Bank under any liability to the Borrowers.


         (h) INDEMNIFICATION BY BORROWERS. Each of the Borrowers agrees to indemnify and hold harmless the Bank from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which the Bank may reasonably incur (or which may be claimed against the Bank by any person whatsoever) by reason of or in connection with any execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit or any actual or proposed use of any Letter of Credit; provided that the Borrowers shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Borrowers under any other provision of this Section 3.

         4. DEFINITIONS. All defined terms used in this Agreement which are not otherwise defined herein shall have the respective meanings assigned to them in the Loan Documents. For purposes of this Agreement and of the Loan Documents, the following additional definitions shall apply:



         (a) The term "AFFILIATED PERSON" shall mean any person or entity controlling, controlled by or under common control with any of the Borrowers.

         (b) The term "ANTI-TERRORISM ORDER" shall mean Executive Order No. 13,224 66 Fed Reg. 49,079 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

         (c) The term "APPLICABLE MARGIN" shall mean, for any Type of Loans, the percentage determined in accordance with the following table:



---------------------------- -------------------------- -------------------------- --------------------------
RATIO OF CONSOLIDATED        PRIME RATE LOANS           LIBOR RATE LOANS           COST OF FUNDS RATE LOANS
TOTAL FUNDED DEBT TO
CONSOLIDATED EBITDA
---------------------------- -------------------------- -------------------------- --------------------------
Greater  than  1.5:1.0  but  0%                         2.25%                      2.25%
less   than  or   equal  to
2.0:1.0
---------------------------- -------------------------- -------------------------- --------------------------
Greater  than  1.0:1.0  but  0%                         1.75%                      1.75%
less   than  or   equal  to
1.5:1.0
---------------------------- -------------------------- -------------------------- --------------------------
Less   than  or   equal  to  0%                         1.25%                      1.25%
1.0:1.0
---------------------------- -------------------------- -------------------------- --------------------------

For purposes of determining the Applicable Margin, the Ratio of Consolidated Total Funded Debt to Consolidated EBITDA (calculated for the period of four (4) consecutive fiscal quarters ending on the date of calculation) will be tested quarterly, commencing with the fiscal quarter of the Borrowers ending June 30, 2005, based on the Compliance Certificate required to be delivered pursuant to
Section 6(d) hereof with respect to such fiscal quarter. Notwithstanding the foregoing, from the Closing Date through the date on which the Compliance
Certificate for the fiscal quarter ending June 30, 2005 is required to be delivered pursuant to Section 6(d), the Applicable Margin shall be equal to 0% for Prime Rate Loans and 2.25% for LIBOR Rate Loans and Cost of Funds Loans. For purposes of determining the Applicable Margin, any interest rate change shall be effective on the first (1st) Business Day of the fiscal month following delivery of the Compliance Certificate required to be delivered pursuant to Section 6(d) hereof is delivered to the Bank, together with a notice to the Bank (which shall be verified by the Bank) specifying any change in the Applicable Margin, and if the Borrowers have failed to deliver the Compliance Certificate required to be delivered pursuant to Section 6(d) hereof, the Applicable Margin that would otherwise be in effect shall automatically be increased to the highest margin until such Compliance Certificate is delivered.

         (d) The term "BUSINESS DAY" shall mean:

                  (i) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts;

                  (ii) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and

                  (iii) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Loan, any day which is a London Banking Day.

         (e) The term "CAPITAL EXPENDITURE" shall mean any payment made or required to be made, directly or indirectly, by any of the Borrowers or any of their subsidiaries for the purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of the Borrowers or any of their subsidiaries, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment agreement which is of such a nature that payment obligations of the Borrowers thereunder would be required by GAAP to be capitalized and shown as liabilities on the consolidated balance sheet of the Borrowers and their subsidiaries.

         (f) The term "CLOSING" shall mean a closing at which the Credit Facility is to be entered into as reflected herein.

         (g) The term "CLOSING DATE" shall mean August 9, 2005.

         (h)  The  term  "CONSOLIDATED"  or  "CONSOLIDATED"   shall  mean,  with
reference to any term defined herein, that term as applied to the accounts of the Borrowers and their subsidiaries consolidated in accordance with GAAP.

         (i) The term "CONSOLIDATED ADJUSTED EBITDA" for any fiscal period shall mean an amount equal to Consolidated EBITDA for such fiscal period MINUS the sum of any amounts attributable to any of the following for such fiscal period: (i) income tax expense, (ii) cash dividends or distributions in respect of the Borrowers' capital stock, (iii) payments by the Borrowers in respect of any repurchase, redemption, conversion or other retirement of any of the Borrowers' capital stock, and (iv) payments due by the Borrowers in respect of the deferred purchase price of assets pursuant to acquisitions permitted by Sections 8(c) and 6(k) hereunder, all as determined in accordance with GAAP to the extent applicable. For the avoidance of confusion, whenever Consolidated Adjusted EBITDA is calculated, it shall be calculated for the period of four (4) consecutive fiscal quarters ending on the date of such calculation.

         (j) The term "CONSOLIDATED EBITDA" for any fiscal period shall mean an amount equal to Consolidated Net Income for such fiscal period, PLUS, to the extent deducted in determining Consolidated Net Income for such fiscal period, interest expense, income tax expense, depreciation expense and amortization expense incurred by the Borrowers and their subsidiaries, on a consolidated basis, for such fiscal period, all as determined in accordance with GAAP. For purposes of determining Consolidated EBITDA for a division or separate operation, there shall be taken into account all income and expenses properly allocable to such division or operation, including corporate overhead, administrative costs, taxes and interest. For the avoidance of confusion, whenever Consolidated EBITDA is calculated, it shall be calculated for the period of four (4) consecutive fiscal quarters ending on the date of such calculation.

         (k) The term "CONSOLIDATED NET INCOME" for any fiscal period shall mean the net income or net loss, after deduction of or credit for applicable income taxes, of the Borrowers and their subsidiaries, as such net income or net loss would be set forth on a consolidated income statement for such fiscal period prepared in accordance with GAAP; PROVIDED that there shall be excluded any items of gain which (i) are not ordinary by GAAP definition or (ii) are not a result of ordinary operations, as determined in the Bank's sole discretion.

         (l) The term "CONSOLIDATED NET WORTH" on any date shall mean, for the Borrowers and their subsidiaries on a consolidated basis, Shareholders' Equity on such date.

         (m) The term "CONSOLIDATED TOTAL FUNDED DEBT" shall mean, as of any date of determination, for the Borrowers and their subsidiaries on a consolidated basis, (i) all outstanding Indebtedness, current or funded, secured or unsecured, incurred in connection with borrowings or the making available of credit or funds, (ii) all Indebtedness issued, incurred or assumed in respect of the purchase price of property, except for trade accounts payable incurred in the ordinary course of the Borrowers' or their subsidiaries' business consistent with the policies of the Borrowers or their subsidiaries on which interest is not being accrued and which are payable within 90 days of the statement date of such trade accounts payable, and which have not been outstanding longer than 90 days from the statement date of such trade accounts payable, (iii) all capitalized lease obligations (as defined by GAAP), and (iv) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments.

         (n) The term "COST OF FUNDS RATE" means the per annum rate of interest which Bank is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by Bank.

         (o) The term "DEFAULT" shall mean any condition or event that, with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default.

         (p) The term "FIXED CHARGE COVERAGE RATIO" shall mean as of the end of any fiscal quarter of the Borrowers the ratio of (x) Consolidated EBITDA for the period of four consecutive fiscal quarters ending with such fiscal quarter, determined in accordance with GAAP, to (y) the sum of (A) the aggregate amount of principal payments of Indebtedness of the Borrowers or any of their subsidiaries scheduled to have been made during such period PLUS (B) the aggregate amount of interest expense of the Borrowers or any of their subsidiaries for such period.

         (q) The term "FIXED RATE" shall mean the rate of interest quoted by the Bank from time to time in Boston as its "fixed rate", which is not necessarily the Bank's lowest rate of interest.


         (r) The term "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         (s) The term "HEDGING OBLIGATION" shall mean all liabilities of the Borrowers to the Bank under interest rate swap agreements or any other agreements or arrangements designed to protect the Borrowers against fluctuations in interest rates or currency exchange rates.

         (t) The term "INDEBTEDNESS" shall mean, with respect to any person, (i) all indebtedness or other obligations of such person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services in respect of which such person is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser or otherwise (except as endorser for collection in the ordinary course of business), or which such person has agreed to purchase or otherwise acquire, and (iii) all lease obligations of such person which are required, in accordance with GAAP, to be capitalized on the books of the lessee.

         (u) The term "INSOLVENT" shall mean, with respect to any person, when any of the following events shall have occurred in respect of such person: death, dissolution, termination of existence, business failure, insolvency, appointment of a receiver for any part of the property of, an assignment for the benefit of creditors by, or a commencement of any proceedings under any bankruptcy or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension by or against, such person.

         (v) The term "INTEREST PERIOD" shall mean, with respect to any (1) LIBOR Rate Loan:

                           (i)   initially,   the  period   beginning   on  (and
including) the date on which such LIBOR Rate Loan is made or continued as, or converted into, a LIBOR Rate Loan pursuant to Section 2(e) or Section 2(f)(ii) and ending on (but excluding) the day which numerically corresponds to such date 30, 60, 90, or 180 days thereafter, in each case as the Borrowers may select in their notice pursuant to Section 2(d) or Section 2(f)(ii); and

                           (ii) thereafter,  each period  commencing on the last
day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending 30, 60, 90, or 180 days thereafter, as selected by the Borrowers by irrevocable notice to the Bank not less than two (2) Business Days prior to the last day of the then current Interest Period with respect thereto;

PROVIDED, HOWEVER, that:
--------  -------

                                   (A) the  Borrowers  shall not be permitted to
select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five (5) different dates;

                                   (B) Interest  Periods  commencing on the same
date for LIBOR Rate Loans comprising part of the same advance under this Agreement shall be of the same duration;

                                   (C) Interest  Periods for LIBOR Rate Loans in
connection with which the Borrowers have entered into a Hedging Obligation with the Bank shall be of the same duration as the relevant periods set under such Hedging Obligation;

                                   (D) if such Interest  Period would  otherwise
end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day;

                                   (E) no Interest Period may end later than the
Termination Date; and

                                   (F) no Interest Period may be selected when a
Default or an Event of Default has occurred and is continuing;

         (2) with respect to any Cost of Funds Rate Loan:

                           (i)   initially,   the  period   beginning   on  (and
including) the date on which such Cost of Funds Rate Loan is made or continued as, or converted into, a Cost of Funds Rate Loan pursuant to Section 2(e) or
Section 2(f)(ii) and ending on (but excluding) the day that is seven (7), 14 or 30 days thereafter (or, if such day is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day), in each case as the Borrowers may select in their notice pursuant to Section 2(e) or Section 2(f)(ii); and

                           (ii) thereafter,  each period  commencing on the last
day of the next preceding Interest Period applicable to such Cost of Funds Rate Loan and ending seven (7), 14 or 30 days thereafter, as selected by the Borrowers by irrevocable notice to the Bank not less than two (2) Business Days prior to the last day of the then current Interest Period with respect thereto.

         (3) with respect to any Fixed Rate Loan:

                           (i) the period  beginning on (and including) the date
on which such Fixed Rate Loan is made, or converted into a Fixed Rate Loan, pursuant to Section 2(e) and ending on the date specified in the Notice of Borrowing.

         (w) The term "INTEREST PAYMENT DATE" shall mean, with respect to (1) any LIBOR Rate Loan having an Interest Period of 90 days or less, the last Business Day of such Interest Period, and as to any LIBOR Rate Loan having an Interest Period longer than 90 days, each Business Day which is 90 days, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (2) any Cost of Funds Rate Loan or Fixed Rate Loan, the last Business Day of the Interest Period applicable thereto.

         (x) The term "LC EXPOSURE" shall mean, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time PLUS
(ii) the aggregate unpaid amount of all LC Reimbursement Obligations at such time.

         (y) The term "LC REIMBURSEMENT OBLIGATIONS" shall mean, at any time, all obligations of the Borrowers to reimburse the Bank for amounts paid by the Bank in respect of drawings under Letters of Credit.

         (z) The term  "LETTER OF CREDIT"  shall have the  meaning  set forth in
Section 3(a) hereof.

         (aa) The term "LIBOR RATE" shall mean, with respect to any Interest Period for any LIBOR Rate Loan, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Loan for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day which is two (2) London Banking Days prior to the beginning of such Interest Period.

         (bb) The term "LIBOR LENDING RATE" means, with respect to any LIBOR Rate Loan to be made, continued or maintained as, or converted into, a LIBOR Rate Loan for any Interest Period, a rate per annum for such Interest Period determined pursuant to the following formula:

                  LIBOR Lending Rate =    LIBOR RATE
                                         ------------------------------------
                                         (1.00 - LIBOR Reserve Percentage)


         (cc) The term "LIBOR RESERVE PERCENTAGE" shall mean, with respect to any day of any Interest Period for LIBOR Rate Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities," as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

         (dd) The term "LINES OF CREDIT TERMINATION DATE" shall mean the maturity date of the Lines of Credit, June 30, 2007.


         (ee) The term "LOAN" shall mean an extension of credit by the Bank to the Borrowers, in the form of an advance under either of the Lines of Credit, a Letter of Credit issued under the First Line of Credit, or the Term Loan.

         (ff) The term "LOAN DOCUMENTS" shall mean (i) this Agreement, including the Exhibits and Schedules attached hereto, the Amended and Restated Line of Credit Notes and the Term Note, (ii) any agreement or agreements between the Borrowers and the Bank which give rise to any Hedging Obligations and (iii) all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing referred to in clauses (i) and (ii) above.

         (gg) The term "LONDON BANKING DAY" shall mean a day on which dealings in U.S. Dollar deposits are transacted in the London interbank market.

         (hh) The term "NOTES" shall refer to, together, the Amended and Restated First Line of Credit Note, the Amended and Restated Second Line of Credit Note, and the Term Note.

         (ii) The term "PATRIOT ACT" shall mean Public Law 107-56 of the United States of America, United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

         (jj) The term "PAYMENT DATE" shall mean the last Business Day of each April, July, October and January from and after the Closing Date.

         (kk) The term "PRIME RATE" shall mean the rate of interest quoted by the Bank from time to time in Boston as its "Prime Rate," which is not necessarily the Bank's lowest rate of interest.

         (ll)  The  term   "SHAREHOLDERS'   EQUITY"   on  any  date  shall  mean
stockholders' equity determined in accordance with GAAP.

         (mm) The term "TERM LOAN TERMINATION DATE" shall mean the maturity date of the Term Loan, August 9, 2005.

         (nn) The term "TERMINATION DATE" shall mean, as applicable, each of the Lines of Credit Termination Date and the Term Loan Termination Date.

5. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant as follows (with the following representations and warranties being deemed to apply to each subsidiary of a Borrower on the same basis as which such representations and warranties expressly apply to such Borrower):



         (a)  ORGANIZATION.   Each  of  the  Borrowers  is  a  corporation  duly
organized, validly existing and in good standing under the laws of its jurisdiction of organization; is duly qualified to do business and in good standing in each jurisdiction in the United States of America where such qualification is required, except those jurisdictions where the failure to so qualify will not have a material adverse effect on the Borrowers' business, prospects or financial condition, taken as a whole (a list of the jurisdictions where the Borrowers are so qualified being set forth on Schedule 5(a) hereto); and has all requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted after the Closing and to own its properties now and after the Closing; and each of the Borrowers has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and the other Loan Documents.


         (b) AUTHORITY. The execution, delivery and performance by each of the Borrowers of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not contravene any provision of any of the Borrower's charter or by-laws; do not require any consents or approvals which have not been obtained (a list of any required consents and approvals is set forth on Schedule 5(b) hereto); do not violate any provision of any law, rule or regulation (including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System) or any determination or award; do not and will not result in a breach or constitute a default under any agreement to which any of the Borrowers is a party or by which its properties are bound, including, without limitation, any indenture, loan or credit agreement, lease, debt instrument or mortgage; or result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the Borrowers' properties; and none of the Borrowers is in material default under any law, rule or regulation, order, writ, judgment, injunction, decree, determination, award, indenture, loan or credit agreement, lease, debt instrument or mortgage referred to above or will not be in any such material default by virtue of the transactions to be entered into at the Closing.

         (c) APPROVALS; COMPLIANCE WITH STATUTES, ETC. (i) No authorization, consent, approval, license or exemption of, or filing a registration with, any court or governmental department or commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by each of the Borrowers of this Agreement and the other Loan Documents to which it is a party, other than filings which have already been made and approvals which have already been received, a list of which is set forth on Schedule 5(c) hereto. Each of the Borrowers is the lawful holder of all licenses, permits, certificates and governmental authorizations required for the conduct of its business, except where the failure to hold any such licenses, permits, certificates or authorizations, individually or in the aggregate, would not have a material adverse effect on the business, prospects, property or financial condition of any of the Borrowers and their subsidiaries, taken as a whole. No such material license, permit, certificate or other governmental authorization has been revoked, cancelled, rescinded, modified, denied or lost and not reissued or reinstated, and none of the Borrowers has any reason to believe that any such material license, permit, certificate or other governmental authorization will be revoked, cancelled, rescinded, modified or lost.


                  (ii) Each of the Borrowers and each of the Borrowers' subsidiaries is in compliance with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such non-compliances as could not reasonably be expected to have a material adverse effect on the Borrowers and their business, taken as a whole. Without limitation of the foregoing, each of the Borrowers and each of their subsidiaries is in compliance with, and neither the entering into of the Loan Documents or the use of the proceeds of the Loans will violate: any law, rule or regulation relating to anti-terrorism or money laundering, including the Anti-Terrorism Order, the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         (d) VALID OBLIGATIONS. This Agreement and the other Loan Documents to which each of the Borrowers is a party have been duly executed and delivered by each of the Borrowers and constitute legal, valid and binding obligations of each of the Borrowers, enforceable in accordance with their respective terms.

         (e) ASSETS. Except as noted on Schedule 5(e), each of the Borrowers has good and clear marketable, record and insurable title to all of its assets and properties, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, easement, restriction or encroachment.


         (f) AGREEMENTS. None of the Borrowers is in default under or with respect to any contractual obligation in any respect which could reasonably be expected to be materially adverse to the business, operations, property or financial condition of the Borrowers and their subsidiaries, taken as a whole, or which could materially adversely affect the ability of any of the Borrowers to perform its obligations under this Agreement or any of the other Loan Documents.


         (g) INSURANCE. Attached hereto as Schedule 5(g) is a complete and accurate list of all insurance policies of each of the Borrowers covering its properties and assets as of the date hereof. Each of the Borrowers has previously delivered or, at the request of the Bank, shall deliver on the Closing Date complete and accurate copies of all insurance policies listed on
Schedule 5(g). Upon issuance of any insurance policy listed on Schedule 5(g) as applied for, each of the Borrowers shall deliver, at the request of the Bank, a complete and accurate copy of such policy to the Bank; provided, however, that any policy so listed shall be delivered to the Bank within 60 days following the Closing Date. Except policies listed as applied for, all insurance policies listed on Schedule 5(g) are in full force and effect, with the premiums due thereon paid, and each of the Borrowers is not in default with respect to any such policy. In addition, all such policies satisfy the requirements set forth in Section 6(l) hereof.


         (h) LITIGATION AND OTHER PROCEEDINGS. Except as set forth on Schedule 5(h) hereto, there are no actions, suits or proceedings pending or threatened against any of the Borrowers before any court or any governmental department, commission, board, bureau, agency or instrumentality, and none of the actions, suits or proceedings listed on Schedule 5(h) could reasonably be expected to be materially adverse, either individually or in the aggregate, to the business, properties, financial condition or prospects of any of the Borrowers and their subsidiaries, taken as a whole.


         (i) LABOR MATTERS. Except as set forth on Schedule 5(i) hereto, none of the Borrowers is a party to any collective bargaining or similar agreement and each of the Borrowers has complied in all material respects with all applicable state and federal laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment of employees of any such Borrower or its agents, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of any of the Borrowers other than in the ordinary course of business.

         (j) ERISA. No "prohibited transaction" or "accumulated funding deficiency" or "reportable event" has occurred with respect to any "single employer plan" of any of the Borrowers that could subject any of the Borrowers to a tax, penalty or liability in an amount in excess of $500,000 per such occurrence. None of the Borrowers, any predecessor to any of the Borrowers or any "commonly controlled entity" has ever been included in a "multiemployer plan" as to which any of the Borrowers or any "commonly controlled entity" would have liability if any of the Borrowers or any "commonly controlled entity" were to withdraw therefrom (as each of the quoted terms is defined or used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "CODE")).


         (k) FINANCIAL STATEMENTS. Dentex has delivered to the Bank (i) consolidated financial statements of such Borrower and its consolidated subsidiaries, including consolidated balance sheets, statements of income and retained earnings and statements of changes in financial position (collectively, the "2004 FINANCIAL STATEMENTS") for and as of the end of the fiscal year ended December 31, 2004, and (ii) unaudited consolidated balance sheets and statements of income of Dentex and its consolidated subsidiaries for and as of the end of the fiscal quarter ended March 31, 2005 (collectively, together with the 2004 Financial Statements, the "FINANCIAL STATEMENTS"). The 2004 Financial Statements have been audited by PriceWaterhouseCooper, certified public accountants. The Financial Statements present fairly in all material respects the consolidated financial condition and performance and results of operation of the Borrowers and their consolidated subsidiaries for and as of the end of the periods presented, in accordance with GAAP consistently applied (subject, in the case of the unaudited Financial Statements, to normal year-end audit adjustments and the omission of footnotes). Since December 31, 2004, (i) the physical assets and properties owned or leased by the Borrowers and their subsidiaries, taken as a whole, have not suffered any material destruction or damage, regardless of whether or not any such loss was insured, (ii) neither any of the Borrowers nor any of their subsidiaries has incurred any Indebtedness or liabilities, fixed, contingent or otherwise, other than in the ordinary course of business, and
(iii) there has not been a material adverse change in the business or operations of the Borrowers and their subsidiaries, taken as a whole.


         (l) PROJECTIONS. Dentex has delivered to the Bank certain unaudited projections of Dentex and its subsidiaries on a consolidated basis, including projected balance sheets, projected results of operations, including projected profit and loss statements, and projected cash flow statements, each as of the end of each fiscal year through December 31, 2010. The projections have been prepared in accordance with GAAP consistently applied with those used in the preparation of the Financial Statements (subject to the addition of notes and, in the case of interim projections, to recurring year-end adjustments). The financial projections have been prepared using assumptions which Dentex believes in good faith to be reasonable, having a reasonable factual basis; and such financial projections represent the good faith judgment of the management of Dentex as to the future financial results and condition of Dentex and its subsidiaries.

         (m) TAXES. Except as set forth on Schedule 5(m), each of the Borrowers has filed all federal and state tax returns which are required to be filed and has paid all taxes shown on such returns and on all assessments received by it, to the extent that such taxes have become due. All of such tax returns are accurate and complete. All other taxes and assessments of any nature with respect to which any of the Borrowers is obligated and which have become due are being paid or adequate accruals have been set up therefor.


         (n) INVESTMENTS. Except as set forth on Schedule 5(n), and except for subsidiaries of any of the Borrowers acquired by such Borrower pursuant to acquisitions that either (i) are funded by one or more advances under the Second Line of Credit pursuant to Section 8 hereof or (ii) are permitted under Section 6(k) hereof, none of the Borrowers own any securities or other equity or debt interests in any corporation, partnership or other business entity. All of the Affiliated Persons of each of the Borrowers are set forth on Schedule 5(n).


         (o) INVESTMENT COMPANY. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).


         (p) EQUITY STRUCTURE. The equity structure of Dentex and its subsidiaries, including each class of their capital stock and other securities, is set forth on Schedule 5(p). Each of Dentex's subsidiaries is wholly-owned, directly or indirectly through one or more subsidiaries, by Dentex.


         (q) CONSOLIDATED TOTAL FUNDED DEBT. Attached as Schedule 5(q) hereto is a list of the Consolidated Total Funded Debt, indicating, as applicable, the original principal amount of each borrowing or debt, the current amount due thereon, the terms and schedule for payments in respect thereof, and the security, if any, given therefor or in connection therewith. Other than as set forth on Schedule 5(q) hereto, none of such Consolidated Total Funded Debt is secured by any lien, encumbrance, mortgage, pledge, or security interest given by any of the Borrowers or any of their subsidiaries.


         (r) PATENTS, COPYRIGHTS AND TRADEMARKS. Except as set forth on Schedule 5(r), none of the Borrowers own any trademarks, copyrights or patents which are material in the ordinary course of business as each of the Borrowers' business is currently conducted or as such business is contemplated to be conducted in the future.

         (s) REPRESENTATIONS ACCURATE. No representation or warranty made by any of the Borrowers herein, in any other Loan Document or in any other certificate furnished from time to time in connection herewith or therewith contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein (taken as a whole in conjunction with all such documents) not misleading when made. There is no condition specific to the business of any of the Borrowers which materially adversely affects, or which would in the future materially adversely affect, the business, operations, property or financial condition of any of the Borrowers and their subsidiaries, taken as a whole.

         6. COVENANTS. Each of the Borrowers incorporates herein all of the affirmative and negative covenants contained in the other Loan Documents. In addition, each of the Borrowers represents, warrants, covenants and agrees as follows (and shall cause each of its subsidiaries to comply with the following representations, warranties, covenants and agreements on the same basis as which such representations, warranties, covenants and agreements expressly apply to each of the Borrowers):



         (a) PAYMENTS Each Borrower shall duly and punctually make, or cause to be made, the payments required under this Agreement, the Amended and Restated Line of Credit Notes and the Term Note and shall perform and observe all of its other obligations under the Loan Documents.

         (b) INTENTIONALLY OMITTED.


         (c) FINANCIAL REPORT. Dentex shall furnish, or cause to be furnished, to the Bank:


                  (i) as soon as available, but in any event within 120 days after the end of each fiscal year of Dentex, a copy of the audited consolidated balance sheet of Dentex and its consolidated subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, stockholders' equity and changes in financial position for such fiscal year, in each case setting forth in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception or qualification as to the scope of the audit, by independent certified public accountants of nationally recognized standing, together with any letter from Dentex's management prepared in connection with Dentex's annual audit report;

                  (ii) as soon as available, but in any event within 60 days after the end of each fiscal quarter end in each fiscal year of Dentex, copies of the unaudited consolidated balance sheets of Dentex and its consolidated subsidiaries as at the end of such quarterly period, together with the related unaudited consolidated statements of income for such quarterly period and for the portion of the fiscal year of Dentex through such quarterly period, in each case certified by the Chief Financial Officer of Dentex as presenting fairly in all material respects the financial condition and results of operations of Dentex and its consolidated subsidiaries, in conformity with GAAP (subject to normal year-end audit adjustments and to the fact that such financial statements may be condensed and may not include footnotes); all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in conformity with GAAP applied consistently throughout the periods reflected therein; and

                  (iii) as soon as available, but in any event not less than 14 days prior to the end of each fiscal year of Dentex, a projected balance sheet, projected cash flow statement (including proposed Capital Expenditures) and projected profit and loss statement of Dentex and its consolidated subsidiaries for the forthcoming fiscal year, in all cases setting forth such financial information on a fiscal quarter by fiscal quarter basis for such forthcoming fiscal year; PROVIDED THAT, in the event Dentex shall begin, after the Closing Date, to prepare such projections for a period greater than the forthcoming fiscal year, Dentex shall furnish the same to Bank pursuant to the terms of this
Section 6(c)(iii).

         (d) OTHER FINANCIAL REPORTS Dentex will also furnish, or cause to be furnished, to the Bank:


                  (i) concurrently with the delivery of each set of the financial statements referred to in paragraphs (i) and (ii) of Section 6(c), a certificate of the President and Chief Financial Officer of Dentex in the form of EXHIBIT D attached hereto (a "COMPLIANCE CERTIFICATE") (i) stating that, to the best of such person's knowledge, during the period covered by such set of financial statements, the Borrowers have observed or performed in all respects all of its covenants and other agreements and satisfied in all material respects every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that, to the best of such person's knowledge, no Default or Event of Default exists (except as specified in such certificate), (ii) showing in detail the calculations supporting such statement in respect of the covenants set forth in Sections 6(s) through 6(u) and (iii) stating that such financial statements present fairly in all material respects the financial condition and results of operations of Dentex and its consolidated subsidiaries, in conformity with GAAP (subject, with respect to quarterly financial statements, to normal year-end audit adjustments and to the fact that such financial statements may be condensed and may not include footnotes);

                  (ii) promptly after the same are sent and received, copies of all financial statements, reports and notices which Dentex sends to holders of all classes of capital stock of Dentex or which Dentex receives from such holders;

                  (iii)   promptly,   such   additional   financial   and  other
information as the Bank may from time to time reasonably request; and

                  (iv) as soon as available, a copy of each other report submitted to such Borrower by its certified public accountants in connection with any annual, interim or special audit made by them of the books of such Borrower.

         (e) MAINTAIN RIGHTS Each Borrower shall:


                  (i) keep in full force and effect its corporate existence and all material rights, licenses, leases and franchises reasonably necessary to the conduct of its business;

                  (ii) duly observe and conform to all applicable material requirements of all governmental authorities in any way relating to it or the conduct of its business, all applicable material laws and regulations wherever its business is conducted, and all applicable decrees, orders and judgments;

                  (iii) perform or comply with the terms and conditions of each material contract, agreement or obligation to which it is a party, and the provisions of its charter documents;

                  (iv) keep true records and books of account;

                  (v)  not  engage  in  any  business   other  than  the  dental
laboratory business in which it is now engaged and businesses reasonably related thereto;

                  (vi) not establish any subsidiaries, other than pursuant to acquisitions that either (A) are funded by one or more advances under the Second Line of Credit pursuant to Section 8 hereof, or (B) are permitted under Section 6(k) hereunder. All subsidiaries established or acquired by such Borrower or any of its subsidiaries shall be wholly-owned, either directly or indirectly through one or more other subsidiaries, by such Borrower. If such subsidiaries are not consolidated or merged with such Borrower within 45 days of their acquisition or establishment, then any such subsidiaries shall become a borrower or guarantor hereunder, at the Bank's sole discretion. Upon forming or acquiring any subsidiary, at the Bank's discretion such subsidiary and such Borrower shall execute and deliver to the Bank (a) a joinder agreement substantially in the form of EXHIBIT E attached hereto and the documents referred to therein and (b) such other documents reasonably requested by the Bank consistent with the terms of this Agreement which provide that such subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents. Upon satisfaction of the conditions set forth in this Section 6(e), each newly-formed or acquired subsidiary shall become a Borrower or guarantor hereunder and under the other Loan Documents to the same extent as if such subsidiary had been a party hereto and thereto on the Closing Date; and

                  (vii) (A) with respect to Dentex, maintain its chief executive office at 526 Boston Post Road, Wayland, MA 01778, (B) with respect to Green, maintain its chief executive office at 1099 Wilburn Road, Heber Springs, Arkansas 72543 or at such other place in the United States of America as such Borrower shall designate upon written notice to the Bank, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents may be given or made.


         (f) NO TRANSFERS. otherwise dispose of any assets necessary for the effective or efficient operation or proper maintenance of its business, except for (i) sales of obsolete equipment in the ordinary course of business, and (ii) sales of equipment in the ordinary course of business not to exceed $50,000 in any fiscal year.


         (g) NO MERGERS. of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business, property or tangible or intangible assets, whether now owned or hereafter acquired, or acquire, by purchase or otherwise, all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person or entity other than pursuant to (i) acquisitions that either (A) are funded by one or more advances under a Second Line of Credit pursuant to Section 8 hereof, or (B) are permitted under Section 6(k) hereunder or (ii) so long as no Default has occurred and is continuing both before and after giving effect thereto, mergers between any subsidiary of any of the Borrowers with and into any of the Borrowers or any other subsidiary of any of the Borrowers, provided that if any Borrower is a constituent party to any such merger it shall be the surviving corporation of such merger.


         (h) PAYMENT OF TAXES. discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profit or upon any property, real, personal or mixed, belonging to it; provided, however, that such Borrower shall not be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty or if the validity thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have made adequate provision on its books for the payment of such tax, assessment, charge or levy; and provided further, that such tax or other sum shall be paid before it gives rise to a lien against the property of such Borrower.


         (i) GUARANTIES. None of the Borrowers shall become or be liable in respect of any guaranty, except for guaranties in conjunction with an acquisition that either (i) is funded by an advance under the Second Line of Credit pursuant to Section 8 hereof or (ii) is permitted under Section 6(k) hereunder, and endorsements by such Borrower in the ordinary course of business of negotiable instruments for deposit or collection.


         (j) AGREEMENTS. None of the Borrowers shall enter into any agreement of any nature whatsoever, including without limitation any agreement which constitutes or effects a material modification of any agreement to which such Borrower is a party as of the date hereof, other than in the ordinary course of its business; provided, that, any such agreement which is entered into with an Affiliated Person (i) shall be subject to the restriction on compensation set forth in Section 6(r) hereof, (ii) shall be on an arms-length basis, and (iii) shall be on terms and conditions no more favorable than such Borrower could obtain from an unrelated third party.

         (k) INVESTMENTS. None of the Borrowers shall make or permit to exist any investments, directly or indirectly (in the form of any acquisition of assets other than in the ordinary course of business or other than an acquisition of the assets of an entity engaged in a dental laboratory business; or in the form of any acquisition of stock, securities, indebtedness or obligation of, or any loan, advance, capital contribution or transfer of property to, or any guarantee or other commitment on behalf of, any person, other than pursuant to an acquisition of the stock or business of an entity engaged in a dental laboratory business; or otherwise), other than in (i) United States Treasury securities, (ii) readily marketable direct obligations of the United States of America or any agency thereof, backed by the full faith and credit of the United States, (iii) certificates of deposit, time deposits or banker's acceptances with a limit of $5,000,000 per institution issued by any of the top 50 financial institutions in the United States of America or its territories, each having total assets and surplus of at least $4,000,000,000,
(iv) commercial paper rated A1/P1 or better by Standard & Poor's Corporation/Moody's Investors Service, Inc., (v) repurchase agreements made against securities which meet the qualifications stated herein, (vi) tax-exempt securities, including without limitation, municipal bonds or notes, rated A or better by Moody's Investors Service, Inc, or (vii) acquisitions in accordance with the requirements of Section 8(c) hereof.


         (l) PROPERTY. Each of the Borrowers will keep all of its property reasonably necessary for the continued operation of its business in good working order and condition, reasonable wear and tear and, subject to Section 9 hereof, damage by fire and other casualty excepted, and maintain with financially sound and reputable insurance companies insurance thereon in at least such amounts and with such deductibles and against at least such risks (including hazard) as are usually insured against in the same general area by companies engaged in the same or similar businesses; and each of the Borrowers will furnish to the Bank, upon its written request, full information with respect to any insurance carried.


         (m) BOOKS AND RECORDS. Each of the Borrowers will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities, and (ii) permit representatives of the Bank to visit and inspect any of its properties and to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial condition of such Borrower with its officers and employees and with its independent certified public accountants.

         (n) NOTICES. Each of the Borrowers will give, or cause to be given, notice to the Bank, within five (5) days of knowledge thereof, of:


                  (i) the occurrence of any Default or Event of Default under this Agreement;

                  (ii) any default or event of default under any other contractual obligation of such Borrower which, if not paid or remedied by such Borrower or waived by the obligee thereon, could result in liability to such Borrower in excess of $500,000 in any single instance or $1,000,000 in the aggregate;

                  (iii) any litigation, investigation or proceeding of which such Borrower has knowledge which may exist at any time between such Borrower and any governmental authority which may have a material adverse effect on the business, operations, property or financial condition of such Borrower, any litigation or proceeding affecting such Borrower which may have a material adverse effect upon such Borrower, or any material adverse development in previously disclosed litigation;

                  (iv) the following events, as soon as possible and in any event within 15 days after such Borrower knows thereof: (x) the occurrence of any "reportable event" with respect to any "single employer plan" which in the reasonable judgment of such Borrower could be expected to have a material adverse affect on such Borrower or its business, (y) the institution of proceedings or the taking or expected taking of any other action by such Borrower or any "commonly controlled entity" to terminate any "single employer plan" with respect to which there exists any vested unfunded pension liabilities at the time of such termination, or (z) the "reorganization" or "insolvency" of any "multiemployer plan" which may reasonably be expected to have a material adverse affect on the business, operations, property or financial condition of such Borrower (as each of the quoted terms is defined or used in ERISA or the Code);

                  (v) a material adverse change in the business, operations, property or financial condition of such Borrower and its subsidiaries, taken as a whole; and

                  (vi) the revocation, expiration or loss of any license, permit or other governmental authorization of such Borrower material to the conduct of the business of such Borrower and its subsidiaries, taken as a whole;

each notice pursuant to paragraphs (i) through (vi) of this Section 6(n) to be accompanied by a statement of the President or Chief Financial Officer of Dentex setting forth details of the occurrence referred to therein and stating what action, if any, such Borrower proposes to take with respect thereto.

         (o) LIENS. None of the Borrowers will create, incur, assume or suffer to exist any lien, mortgage or other encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like liens arising in the ordinary course of business in respect of obligations not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (ii) easements, rights-of-way, restrictions, license rights, leases and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of such Borrower;

                  (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under self-insurance arrangements;

                  (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (v) liens existing on the assets or properties of such Borrower and identified on SCHEDULE 5(E) attached hereto;

                  (vi) purchase money liens securing additional Indebtedness permitted under Section 6(q) hereof;

                  (vii)  liens  securing  such  Borrower's   obligations   under
operating leases; and

                  (viii) liens upon assets acquired after the Closing Date in connection with any acquisition permitted under the terms of Sections 6(k) and 8(c) hereof PROVIDED that such liens shall not secure Indebtedness in an aggregate amount in excess of $500,000.

         In addition, none of the Borrowers shall, nor shall any of the Borrowers permit any subsidiary to, enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits such Borrower or any such subsidiary from creating or incurring any lien or encumbrance in favor of the Bank under the Loan Documents.

         (p) MODIFICATIONS. None of the Borrowers will not permit the modification or waiver of or any change in any provisions of any agreement relating to Indebtedness of such Borrower if such modification, waiver or change could have a material adverse effect on the ability of such Borrower to perform its obligations under this Agreement or the other Loan Documents (such effect to be determined by the Bank in its sole discretion).

         (q) ADDITIONAL INDEBTEDNESS. None of the Borrowers shall create, incur, assume, agree to purchase or repurchase or provide funds in respect of or otherwise become or be or remain liable with respect to any Indebtedness of any type whatsoever owed to any person, except (i) with respect to any Indebtedness incurred pursuant to the terms of this Agreement (including in conjunction with an acquisition that is either funded by an advance under the Second Line of Credit pursuant to Section 8 hereof or permitted under Section 6(k) hereof) or outstanding on the date hereof and listed on Schedule 5(q) hereto; (ii) obligations to make payments of money pursuant to so-called "earn-out" agreements or other similar arrangements providing for the payment by such Borrower of contingent consideration in connection with the acquisition of one or more businesses; (iii) trade indebtedness incurred in the ordinary course of such Borrower's business; and (iv) Indebtedness in respect of Capital
Expenditures not exceeding $1,000,000 in the aggregate during any 12-month period.


         (r) PAYMENTS TO AFFILIATED PERSONS. None of the Borrowers shall make any payment, compensation or distribution, directly or indirectly, whether in cash or in property and whether in respect of stock ownership or employment, management, consulting or other services or for any other reason whatsoever, to any Affiliated Person, except that (i) each of the Borrowers may (A) pay compensation in the form of salary, fringe benefits and reimbursement for reasonable business expenses to Affiliated Persons who are directors or officers of such Borrower in the ordinary course of business and in a manner consistent with past practice, (B) pay bonuses to such Affiliated Persons and (C) repurchase shares of such Borrower's capital stock from such Affiliated Persons and (ii) any subsidiary of such Borrower may pay dividends and make distributions to such Borrower; provided that immediately prior to and after giving effect to any such bonus payment or stock repurchase there exists no Default or Event of Default hereunder, and the Bank receives a certificate to such effect signed by the President or Chief Financial Officer of such Borrower.


         (s) MINIMUM CONSOLIDATED NET WORTH. The Borrowers shall not permit Consolidated Net Worth at any time to be less than $68,000,000.


         (t) FIXED CHARGE COVERAGE RATIO. The Borrowers shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1.5:1.0.


         (u) MAXIMUM CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA. As at the end of any fiscal quarter, the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the date of calculation (i) prior to and including December 31, 2005, shall not exceed 2.20: 1.0 and (ii) thereafter shall not exceed 2.00:1.0.

         (v) MINIMUM CONSOLIDATED EBITDA. For the period of four (4) consecutive fiscal quarters then ended, the Borrowers shall not permit Consolidated EBITDA to be less than (i) $11,500,000 on June 30, 2005, (ii) $13,000,000 on September
30, 2005, (iii)  $14,800,000 on December 31, 2005, (iv) $15,500,000 on March 31,
2006, (v) $15,900,000 on June 30, 2006, (vi)  $16,400,000 on September 30, 2006,
(vii)  $16,900,000 on December 31, 2006,  (viii)  $17,200,000 on March 31, 2007,
(ix)  $17,500,000 on June 30, 2007, and (x)  $17,800,000 on the last day of each fiscal quarter thereafter.


         (w) BANK ACCOUNTS. Dentex shall maintain its primary operating account with the Bank. As of the Closing Date, none of the Borrowers and their subsidiaries maintain any bank accounts other than as set forth on Schedule 6(v). For the avoidance of any doubt, it is hereby acknowledged that for the purposes of this Section 6(v), "maintain its primary operating account" means that Dentex shall maintain all of its cash management activities with the Bank and, with respect to bank accounts established after the Closing Date, Dentex shall use best efforts to establish such bank accounts with the Bank.


         (x) FURTHER ASSURANCES At any time and from time to time each of the Borrowers shall, and shall cause each of its subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the other Loan Documents. Without limitation of the foregoing, upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any of the Notes, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, each of the Borrowers will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.


         7. CONDITIONS OF CLOSING The obligation of the Bank to make any advances under a Line of Credit, to issue any new Letter of Credit and to fund the Term Loan is subject to the satisfaction of all of the following conditions on or prior to the Closing:



         (a) AMENDED AND RESTATED LINE OF CREDIT NOTES; TERM NOTE The Bank shall have received each of the Amended and Restated Line of Credit Notes and the Term Note, duly executed and delivered by the Borrowers, each in form satisfactory to the Bank and its special counsel. Upon receipt of the Notes, the Bank will cancel the notes executed in connection with the Existing Loan Agreement, stamp such notes as "cancelled", and return such cancelled notes to Dentex, at the address on the first page of this Agreement.

         (b) WARRANTIES AND COVENANTS All warranties and representations of each of the Borrowers and their subsidiaries in this Agreement and the other Loan Documents shall be true on the date of the Closing as if then given, each of the Borrowers and their subsidiaries shall have performed or observed all of the terms, covenants, conditions and obligations under this Agreement and the other Loan Documents which are required to be performed or observed by it on or prior to such date, and on such date there shall exist no Default or Event of Default hereunder.


         (c) CLOSING CERTIFICATE The Bank shall have received a certificate, dated as of the Closing and executed by the President and the Chief Financial Officer of Dentex, in form and content satisfactory to the Bank, stating the substance of the foregoing clause (b).


         (d) FINANCIAL STATEMENTS The Bank shall have received copies of (i) the 2004 Financial Statements, together with the management letter for the fiscal year ending December 31, 2004 for each of the Borrowers, (ii) the unaudited consolidated balance sheets of Dentex and its consolidated subsidiaries as of March 31, 2005, together with the related unaudited consolidated statements of income for such period and for the portion of the fiscal year of the Borrowers through such period, (iii) the opening pro forma balance sheet of the Borrowers as of the date of Dentex's acquisition of Green (after giving effect thereto),
(iv) the pro forma income  statement of the  Borrowers as of December,  31 2004,
(v) five year projections for Dentex and its consolidated subsidiaries, and (vi) audited financial statements of Green for the three fiscal years preceding the Closing Date, in the case of (ii), (iii) and (iv) above, certified by the Chief Financial Officer of Dentex as presenting fairly in all material respects the financial condition and results of operations as of such date of Dentex and its consolidated subsidiaries or each Borrower and its consolidated subsidiaries, as applicable, in conformity with GAAP (subject to normal year-end audit adjustments and to the fact that such financial statements may be condensed and may not include footnotes), and Bank shall be satisfied with the foregoing. There shall have been no material misstatements in, or omissions from, such financial statements and any other documentation furnished to the Bank.


         (e) ANNUAL REPORT The Bank shall have received copies of (i) Dentex's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and (ii) Dentex's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005.


         (f) VALUATION REPORT The Bank shall have received a copy of the valuation report prepared by Deloitte & Touche LLP, in form and substance satisfactory to the Bank.


         (g) NO ADVERSE CHANGE There shall have occurred no material adverse change in (i) the business, prospects, operations, properties or condition (financial or otherwise) of the Borrowers and any of their subsidiaries, taken as a whole, since the date of the March 31, 2005 financial statements, or (ii) the ability of any of the Borrowers or any of their subsidiaries to perform their obligations under the Loan Documents.

         (h) CLOSING  FEES AND LEGAL  EXPENSES At or prior to the  Closing,  the
Borrowers shall have paid to the Bank (i) the annual $10,000 facility fee referenced in Section 2(c)(ii) hereof, and (ii) all costs and expenses (including legal fees) referred to in Section 12(h).


         (i) LEGAL OPINIONS. All legal matters incident to this Agreement shall be satisfactory to Goulston & Storrs, special counsel to the Bank, and the Bank shall have received at the Closing the legal opinion of Posternak Blankstein & Lund LLP, counsel to the Borrowers, and Gill Elrod Ragon Owen & Sherman, P.A, special counsel to Green, such opinions in form and substance satisfactory to the Bank and its special counsel.


         (j) PROJECTIONS The Bank shall have received copies of Dentex and its consolidated subsidiaries' base line fiscal quarter by fiscal quarter projections for fiscal year 2005, including profit and loss, balance sheet, cash flow and schedules reflecting branch profit and losses.


         (k) APPROVALS All necessary consents, approvals and/or waivers in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained by each of the Borrowers and copies thereof shall have been delivered to the Bank.


         (l) LEGALITY OF TRANSACTIONS No change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Bank to perform any of its respective agreements or obligations under any of the Loan Documents, or (ii) for any of the Borrowers or any of their subsidiaries to perform any of their agreements or obligations under any of the Loan Documents.


         (m) PROOF OF CORPORATE ACTION; GOOD STANDING The Bank shall have received from each of the Borrowers and their subsidiaries a certificate, certified by a duly authorized officer of each Borrower or subsidiary to be true and complete on the Closing Date, (i) attaching a copy of records of all corporate action taken by such Borrower or such subsidiary to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party, (b) its performance of all of its agreements and obligations under each of such documents, and (c) any borrowings and other transactions contemplated by this Agreement, (ii) certifying as to its charter or other organizational documents and its by-laws, and (iii) giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Borrower, each of the Loan Documents to which it is or is to become a party, to make application for the Loans and Letters of Credit, and to give notices and to take other action on its behalf under the Loan Documents.

         (n) PAYOFF AND RELEASE CONFIRMATION The Bank shall have received a payoff and release letter with respect to all of Green's obligations to Heber Springs State Bank (including termination of all liens securing such obligations, if any).


         (o) ORGANIZATIONAL AND CAPITAL STRUCTURE The organizational and capital structure of each of the Borrowers and any of their subsidiaries shall be reasonably satisfactory to the Bank.


         (p) LIEN SEARCHES The Bank shall have received from the Borrowers the results of lien searches (UCC, state tax, federal tax, judgment, litigation and bankruptcy) with respect to Green, in the State of Arkansas, from a service company reasonably satisfactory to the Bank, indicating no liens, mortgages or other encumbrances on any of the Borrowers' property, assets or revenues, other than liens permitted under Section 6(o) hereof, and otherwise in form and substance satisfactory to the Bank.


         (q) OTHER SEARCHES. The Bank shall have received all other documents and assurances which it requires or which it may reasonably request in connection with the transactions contemplated by this Agreement, and such documents shall be certified, when appropriate, by the proper authorities or corporate officers. All such documents and all proceedings to be taken in connection with such transactions shall be satisfactory in form and substance to the Bank and its special counsel.


         8. CONDITIONS OF MAKING SUBSEQUENT ADVANCES. The obligation of the Bank to make any advance under a Line of Credit or to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on or before the date of each such subsequent advance or issuance of a Letter of Credit (the "BORROWING DATE"):



         (a) REPRESENTATIONS AND WARRANTIES The representations and warranties contained in Section 5 hereof and otherwise made by each of the Borrowers and their subsidiaries in the Loan Documents shall have been correct as of the date on which made and shall also be correct at and as of such Borrowing Date with the same effect as if made at and as of such time, except as may have been disclosed to the Bank by any applicable Borrower and to which the Bank has consented and to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby.

         (b) PERFORMANCE Each of the Borrowers and their subsidiaries shall have performed and complied with all terms, conditions, covenants and obligations under this Agreement and the other Loan Documents required to be performed or complied with by it prior to or on such Borrowing Date, and on such Borrowing Date there shall exist no Default or Event of Default hereunder.


         Each request by the Borrowers for an advance under a Line of Credit shall constitute certification by each of the Borrowers that the conditions specified in Sections 8(a) and 8(b) will be duly satisfied on the date of such advance.

         (c) ACQUISITIONS If the Borrowers desire to make a drawing under the Second Line of Credit, the proceeds of which may only be used to fund an acquisition by a Borrower, then the obligation of the Bank to make any such advance is subject to the satisfaction of the following conditions precedent on or before the Borrowing Date for such advance:


                  (i) The entity whose business, assets or stock is to be acquired by a Borrower with funds from the requested advance must be primarily engaged in the dental laboratory business or a business closely related thereto;

                  (ii) Such Borrower shall have provided, or cause to be provided, to the Bank, a projected consolidated pro forma balance sheet, a projected consolidated pro forma cash flow statement (including proposed Capital Expenditures) and a projected consolidated pro forma profit and loss statement of Dentex and its subsidiaries for the period ending on the last day of the first full fiscal year following the date of the requested advance, in all cases setting forth such financial information on a fiscal quarter by fiscal quarter basis for such period and giving effect to such acquisition;

                  (iii) Such Borrower shall have provided, or cause to be provided, to the Bank, (1) historical financial statements of the entity whose business, assets or stock is to be acquired, as may be requested by Bank, and
(2) evidence satisfactory to the Bank in its sole discretion that the entity whose business, assets or stock is to be acquired by such Borrower with funds from the requested advance has historically generated recast positive cash flow; for purposes of this provision, positive cash flow that is "recast" shall be determined by calculating the acquired entity's net income by adjusting the amount of depreciation and amortization incurred, any other non-cash charges, non-recurring expenses, or excessive salaries incurred, and the manufacturing costs to the level that the acquired entity would have incurred had it been operated by such Borrower during such period;

                  (iv) immediately prior to, and after giving effect to, such acquisition, no Default or Event of Default shall exist, and the Borrowers shall have provided the Bank with evidence satisfactory to the Bank demonstrating the Borrowers' compliance with all of their covenants and agreements under this Agreement (including, but not limited to, the financial covenants set forth in Sections 6(s) through (u), as evidenced by Borrowers' Compliance Certificate) both prior to such acquisition and on a pro forma basis after giving effect to such acquisition;

                  (v) upon consummation of such acquisition, any corporation or business entity acquired which remains a separate legal entity from the Borrowers shall be a party to such of the Loan Documents as is required by the Bank, as more fully described in Section 6(e)(vi) hereof; and

                  (vi) such Borrower shall have obtained the prior written consent (such consent not to be unreasonably withheld) of the Bank for (1) any single acquisition with a purchase price, whether payable in cash or other consideration, that exceeds $4,000,000, and (2) in any event, at such time as the aggregate purchase price for acquisitions after the Closing exceeds $10,000,000, for any single acquisition with a purchase price, whether payable in cash or other consideration, that exceeds $2,000,000. Bank shall respond to Borrower's request for consent within five (5) Business Days of Borrowers' providing Bank with the information and documents in accordance with this
Section 8(c).

         9. EVENTS OF DEFAULT. Each of the following shall constitute an event of default (an "EVENT OF DEFAULT") under this Agreement, the Amended and Restated Line of Credit Notes, the Term Note and the other Loan Documents:



         (a) REPRESENTATIONS AND WARRANTIES Any representation or warranty made by any of the Borrowers or any of their subsidiaries in this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made, or any information furnished in writing, whether in this Agreement or any other Loan Document, shall prove to be untrue in any material respect on the date on which it is or was given.


         (b) COVENANTS Any of the Borrowers or any of their subsidiaries shall fail to perform or observe any covenant or condition contained or referred to in this Agreement, any Amended and Restated Line of Credit Note or the Term Note, including without limitation the failure to make any payment of principal or interest on an Amended and Restated Line of Credit Note, the Term Note or other amounts when due or any payment of any fee hereunder; provided, however, that failure to make any payment of interest on an Amended and Restated Line of Credit Note or of principal or interest on the Term Note shall not constitute an Event of Default under this Agreement until such failure shall have continued for five (5) days after the same became due and payable; provided further that any failure to perform under Sections 6(b), (c), (d), (l) and (m) hereof shall not constitute an Event of Default under this Agreement until such failure shall have continued uncured for 10 days.

         (c) ACCELERATION Any event occurs which permits the acceleration of the maturity of any Indebtedness of any of the Borrowers or any of their subsidiaries in excess of $500,000 under any mortgage, deed of trust, security or loan agreement, indenture, note or other undertaking; or any demand for payment is made with respect to any Indebtedness of any of the Borrowers or any of their subsidiaries.


         (d) LOAN DOCUMENTS. Any default or event of default shall occur under any of the Loan Documents (other than a default or event of default that is elsewhere specifically dealt with in this Section 9).


         (e) VOLUNTARY BANKRUPTCY. Any of the Borrowers or any of their subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;


         (f) INVOLUNTARY BANKRUPTCY. An involuntary case or other proceeding shall be commenced against any of the Borrowers or any of their subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any of the Borrowers or any of their subsidiaries under the federal bankruptcy laws as now or hereafter in effect;


         (g) SEIZURE OF ASSETS. There shall occur any seizure, vesting or intervention by or under the authority of a governmental unit by which Dentex's management is displaced or its authority in the conduct of its business is materially curtailed.


         (h) JUDGMENTS. Any judgment, order or writ in excess of $500,000 is rendered or entered against any of the Borrowers or any of their subsidiaries and not paid, satisfied or otherwise discharged within 60 days of the date such judgment, order or writ becomes final and non-appealable.

         (i) LIENS. A notice of lien, levy or assessment is filed or recorded with respect to any material part of the assets of the Borrowers and their subsidiaries taken as a whole by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time hereafter to any one of them become a lien upon a material part of the assets of the Borrowers and their subsidiaries taken as a whole.


         (j) CASUALTY LOSS. There shall occur any material casualty loss with respect to a material part of any of the Borrowers' or any of their subsidiaries' assets, taken as a whole.


         (k)  QUALIFIED  AUDIT  REPORT.  Any audit report  required  pursuant to
Section 6 is not an unqualified audit report, unless the reason for qualification is not material, as determined in the Bank's sole and absolute discretion.


         (l) CHANGE OF CONTROL. (i) (A) any person or group of persons acting together (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired at any time after the date hereof "beneficial ownership" (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than thirty percent (30%) of the common stock or other capital securities of Dentex outstanding at such time and (B) such person or group of persons (including any designees or appointees of such person or group or person) shall hold or control (whether by acting as a Director, by any voting agreement or arrangement or otherwise) one-third (1/3) or more of the votes eligible to be cast by Directors at any duly called meeting of the Board of Dentex; or (ii) Dentex shall fail to be the beneficial owner of 100% of the capital stock or other ownership or profit interests (whether voting or non-voting, and including all of the warrants, options or other rights for the purchase or acquisition of shares of capital stock or other ownership or profit interests) of Green and any other of Dentex's subsidiaries; provided, however, that Dentex and any of its subsidiaries may transfer all or any portion of its ownership interests in any subsidiary to another direct or indirect subsidiary of Dentex; or (iii) Green shall fail to be the beneficial owner of 100% of the capital stock or other ownership or profit interests (whether voting or non-voting, and including all of the warrants, options or other rights for the purchase or acquisition of shares of capital stock or other ownership or profit interests) of any of its subsidiaries; PROVIDED HOWEVER, that Green may transfer such capital stock or other ownership interests in its subsidiaries to Dentex or any direct or indirect subsidiaries of Dentex.


         (m) ERISA. The occurrence of any of the following: (a) Any "prohibited transaction" or "accumulated funding deficiency" shall have occurred with respect to any "single employer plan" of the Borrowers to the extent such occurrence would cause liability to the Borrowers or any of their subsidiaries in an amount in excess of $500,000 per occurrence; (b) any "reportable event" shall have occurred with respect to any "single employer plan" of the Borrowers which in the reasonable judgment of the Borrowers could be expected to have a material adverse effect on the Borrowers or their business, taken as a whole;
(c) the Borrowers, any predecessor to any of the Borrowers or any "commonly controlled entity" shall have been included in a "multiemployer plan" as to which such Borrower or any "commonly controlled entity" has liability because such Borrower or any "commonly controlled entity" withdrew therefrom to the extent such occurrence would cause liability to such Borrower or any of its subsidiaries in an amount in excess of $500,000 per occurrence; (d) the institution of proceedings or the taking of any other action by the Borrowers or any "commonly controlled entity" to terminate any "single employer plan" with respect to which there exists any vested unfunded pension liabilities at the time of such termination to the extent such occurrence would cause liability to the Borrowers or any of their subsidiaries in an amount in excess of $500,000 per occurrence; or (e) the "reorganization" or "insolvency" of any "multiemployer plan" which may reasonably be expected to have a material adverse effect on the business, operations, property or financial conditions of the Borrowers, taken as a whole (as each of the quoted terms is defined or used in ERISA or the Code).

         10. REMEDIES.

         (a) Upon the occurrence and during the continuation of an Event of Default under this Agreement, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

                  (i) declare all or any part of the Loans or other amounts outstanding hereunder, under the Amended and Restated Line of Credit Notes or under the Term Note and the other Loan Documents, together with all accrued interest thereon and all fees and expenses related thereto, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each of the Borrowers;

                  (ii) terminate the Lines of Credit, the Bank's obligations to issue Letters of Credit hereunder, and any other financial accommodations or commitments of the Bank provided for by this Agreement or the other Loan Documents;

                  (iii) not extend the expiry date of any outstanding Letter of Credit;

                  (iv) proceed with every remedy that is provided for herein or in the other Loan Documents, or that the Bank may have under applicable law;

PROVIDED that, if any Event of Default specified in clause (e) or (f) of Section 9 occurs, then without any notice to any of the Borrowers or any other act by the Bank, the Lines of Credit, the Bank's obligations to issue Letters of Credit hereunder, and any other financial accommodations or commitments provided for in this Agreement or the other Loan Documents shall thereupon terminate and all Loans and other amounts outstanding hereunder or under the Amended and Restated Line of Credit Notes or the other Loan Documents, together with all accrued interest thereon and all fees and expenses related thereto shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by each of the Borrowers.

         (b) Without limitation of any other right or remedy of the Bank, (i) if an Event of Default shall have occurred and the Bank shall have demanded or accelerated the Loans outstanding under the Credit Facility or (ii) if this Agreement and/or the Credit Facility described herein shall have expired or shall have been earlier terminated by either the Bank or the Borrowers for any reason, the Borrowers shall, promptly after they receive a request from the Bank, deposit with the Bank in cash a sum equal to the total of all then undrawn amounts under all outstanding Letters of Credit issued by the Bank for the account of the Borrowers, such cash deposit to serve as cash collateral for the Borrowers' reimbursement obligations in respect of such undrawn amounts under such Letters of Credit; PROVIDED that, if any Event of Default specified in clause (e) or (f) of Section 9 occurs, the Borrowers shall deposit such amount with the Bank forthwith without any notice or demand or any other act by the Bank.

         11. JOINT AND SEVERAL LIABILITY Each of the Borrowers is accepting joint and several liability for all of the obligations arising hereunder or under any of the other Loan Documents in consideration of the financial accommodations to be provided by the Bank under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Borrowers' obligations arising hereunder or under any of the other Loan Documents.

         (c) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Borrowers' obligations arising hereunder or under any of the other Loan Documents (including, without limitation, any obligations arising under this Section 11), it being the intention of the parties hereto that all of the obligations arising hereunder or under any of the other Loan Documents shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

         (d) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the obligations arising hereunder or under any of the other Loan Documents as and when due or to perform any of the obligations arising hereunder or under any of the other Loan Documents in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such obligation.

         (e) The obligations arising hereunder or under any of the other Loan Documents of each of the Borrowers under the provisions of this Section 11 constitute full recourse obligations of each such Borrower enforceable against each such Borrower to the full extent of its properties and assets, to the fullest extent permitted by applicable law, irrespective of the validity, regularity or enforceability of this Loan Agreement against any other Borrower or any other circumstance whatsoever.

         (f) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Bank with respect to any of the obligations hereunder or under any of the other Loan Documents until such time as all of the obligations hereunder or under any of the other Loan Documents have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Bank hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the obligations arising hereunder or thereunder, to the prior payment in full of the obligations hereunder or under any of the other Loan Documents and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such obligations arising hereunder or under any of the other Loan Documents shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

         12. MISCELLANEOUS.

         (a) WAIVERS This Agreement and the other Loan Documents may not be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement or any other Loan Document may be amended and the performance or observance by the Borrowers of any term of this Agreement or any other Loan Document may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the prior written consent of the Bank.


         (b) DELAYS No delay on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any partial exercise or waiver of any privilege or right hereunder preclude any further exercise of such privilege or right or the exercise of any other right, power or privilege. The rights and remedies expressed in this Agreement and in the other Loan Documents are cumulative and not exclusive of any right or remedy which the Bank may otherwise have. To the extent the Bank holds any collateral as security for payment or any of the other obligations arising hereunder or under any of the other Loan Documents, the Bank may release or surrender, exchange or substitute any real estate or personal property, or both, or other collateral security now or hereafter held as security for the payment of the Amended and Restated Line of Credit Notes or the Term Note or any other obligations of the Borrowers to the Bank under this Agreement or the other Loan Documents or however arising. The Bank may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the Amended and Restated Line of Credit Notes or the Term Note.


         (c) NOTICES Any notices, consents or other communications to be given under this Agreement or under the other Loan Documents shall be in writing and shall be deemed given when mailed to the respective parties by overnight courier or by registered mail addressed as set forth on the first page of this Agreement, with all such notices, consents and other communications to the Bank to be sent to the attention of Elise M. Russo, or to such other addresses as either party may from time to time designate for that purpose. A copy of each notice to the Bank shall also by sent to the Bank's special counsel, Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333, Attention: Philip
A. Herman, Esquire. A copy of each notice to the Borrowers shall also be sent to the Borrowers' counsel, Posternak Blankstein & Lund LLP, 800 Boylston Street, Prudential Tower, Boston, Massachusetts 02199-8004, Attention: Donald H. Siegel, P.C. Section headings and defined terms in this Agreement and the other Loan Documents are included for convenience only and are not intended to modify or define any term or provision of any such instrument.

         (d) SET-OFF. Regardless of the adequacy of any collateral, any deposits, balances or other sums credited by or due from the Bank to the Borrowers or any of their subsidiaries may, at any time or from time to time, without notice to any of the Borrowers or any of their subsidiaries or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise (all of which are hereby expressly waived), be set off, appropriated and applied by the Bank against any or all such obligations in such manner as the Bank in its sole discretion may determine.


         (e) JURISDICTION; WAIVER OF JURY TRIAL. Each of the Borrowers, for itself and its subsidiaries, irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding brought by the Bank arising out of or relating to this Agreement or any other Loan Document, and each of the Borrowers, for itself and its subsidiaries, waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that such Borrower or any of its subsidiaries is not personally subject to the jurisdiction of the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts or that the property of such Borrower or any of its subsidiaries is exempt or immune from execution or attachment, either prior to judgment or in aid of execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, or that this Agreement or any other Loan Document or the subject matter hereof or thereof may not be enforced in or by such court. EACH OF THE BORROWERS AND THE BANK HEREBY MUTUALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO EXECUTE THIS AGREEMENT AND MAKE THE LOANS AND EXTEND CREDIT TO BORROWERS.

         (f) USURY. All agreements between the Borrowers and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Amended and Restated Line of Credit Notes and the Term Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrowers and Bank in the execution, delivery and acceptance of the Amended and Restated Line of Credit Notes and the Term Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrowers and the Bank.


         (g) EXECUTION. This Agreement may be signed in any number of counterparts, which together will be one and the same instrument. This Agreement shall become effective whenever each party shall have signed at least one such counterpart.


         (h) GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of such Commonwealth.


         (i) FEES; INDEMNIFICATION. Whether or not any funds are disbursed hereunder, each of the Borrowers shall pay all of the Bank's reasonable costs and expenses in connection with the preparation, execution, delivery, review, administration and enforcement of this Agreement and the other Loan Documents, including reasonable legal fees and disbursements. Each of the Borrowers hereby agrees to indemnify and hold harmless the Bank from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which the Bank may reasonably incur (or which may be claimed against the Bank by any person whatsoever) by reason of, in connection with or in any way related to this Agreement and the other Loan Documents or any of the transactions contemplated hereby or thereby; provided that the Borrowers shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent caused by gross negligence or willful misconduct of the Bank.

         (j) BINDING NATURE. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the rights and obligations under this Agreement and under any of the other Loan Documents may not be assigned by any of the Borrowers without the written consent of the Bank.


         (k) ASSIGNMENT; PARTICIPATIONS; PLEDGE TO FEDERAL RESERVE. (i) The Bank shall have the unrestricted right at any time or from time to time, and without any of the Borrowers' consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "ASSIGNEE"), after giving at least 15 Business Days prior written notice of such assignment to the Borrowers, and the Borrowers agree that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of Bank and any such Assignee, the Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and Loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

                           (ii) Bank  shall have the  unrestricted  right at any
time and from time to time, and without the consent of any of the Borrowers, after giving at least 15 Business Days prior written notice of such grant to the Borrowers, to grant to one or more banks or other financial institutions (each, a "PARTICIPANT") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder.

                           (iii) The Bank may furnish any information concerning
the Borrowers in its possession from time to time to prospective Assignees or Participants, provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

                           (iv)  Notwithstanding any of the foregoing,  the Bank
may at any time pledge or assign all or any portion of its rights under the Loan Documents including any portion of the Amended and Restated Line of Credit Notes or the Term Note to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

         (l) UNDER SEAL. This Agreement shall be deemed to be an instrument under seal and shall continue in full force and effect so long as any indebtedness of any of the Borrowers to the Bank remains unpaid.


         (m) USE OF PROCEEDS. Borrowers (i) for working capital purposes of the Borrower, (ii) to refinance existing Indebtedness of the Borrowers, (iii) in the case of the Second Line of Credit, to fund acquisitions by the Borrower, to the extent permitted herein, and (iv) in the case of the Term Loan, to pay the outstanding balance under the Second Line of Credit on the Closing Date. No portion of the proceeds of any loans shall be used, and no portion of any Letter of Credit is to be obtained, in whole or in part, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U, T or X of the Board of Governors of the Federal Reserve System.


         (n) CONFIDENTIALITY. Notwithstanding any confidentiality provisions contained herein, and in accordance with Section 1.6011-4(b)(3)(iii) of the Treasury Regulations, each party to this Agreement (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided, however, that, pursuant to Section 1.6011-4(b)(3)(ii) of the Treasury Regulations, such disclosure shall not be permitted to the extent, but only to the extent, such disclosure would reasonably be considered to result in noncompliance with the securities laws of any applicable jurisdiction. For the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any party to a transaction or any sensitive business information (including, without limitation, specific information about any party's intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

         If you agree with the terms of this Agreement, including the Exhibits attached hereto and the other documents referred to herein, please sign below where indicated in your capacity as President and Chief Executive Officer of the Borrower.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                           Agreement  BANK OF
                           AMERICA, N.A.



                           By: /S/ ELISE M. RUSSO
                               -----------------------
                                Name: Elise M. Russo
                                Title: SVP


ACCEPTED AND AGREED TO:


NATIONAL DENTEX CORPORATION



By: /S/RICHARD F. BECKER
    -----------------------------------------
     Name: Richard F. Becker
     Title: Executive V.P., Treasurer & CFO


GREEN DENTAL LABORATORIES, INC.



By: /S/ RICHARD F. BECKER
    -----------------------------------------
     Name: Richard F. Becker
     Title: Assistant Treasurer



                   Signature Page to Amended and Restated Loan